As Filed with the Securities and Exchange Commission on April  ,
2001Registration No. 333-

               U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                              Form SB-2
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

                        THE STOCKGAME COMPANY
            (Name of small business issuer in its charter)

         Nevada                5999                          11-3595054
STATE OR JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION) CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)



              80 ORVILLE DRIVE, NY, 11716 (516) 977-3015
    (Address and telephone number of principal executive offices)

                     80 ORVILLE DRIVE, NY, 11716
(Address of principal place of business or intended principal place of business)

            JOHN DELLO-IACONO 80 ORVILLE DRIVE, NY, 11716
      (Name, address and telephone number of agent for service)
                              Copies to:

STEPHEN B. SCHNEER, ESQ.
605 THIRD AVENUE, 11TH FLOOR
NEW YORK CITY, NY  10158
TELEPHONE: (212) 972-1100
FACSIMILE: (212) 983-5271

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                   CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE  REGISTERED AMOUNT ROPOSED
MAXIMUM OFFERING PRICE PER UNIT PROPOSED MAXIMUM AGGREGATE OFFERING
PRICE(1)AMOUNT OF REGISTRATION FEE TO BE REGISTERED


Common stock, $0.01      675,000           $.50   $337,500 $89.10
par value per share


(1)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933 based on the per share book value of Registrant as of June 30, 2000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

            SUBJECT TO COMPLETION, DATED APRIL [__], 2001

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUSIS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                          675,000 Shares of
                        The StockGame Company
                             Common Stock
eSAFETYWORLD, Inc. is distributing to its stockholders of record on the record date of [___________], 2001, 600,000 shares of common stock of The StockGame Company. The distribution will be pro rata to the eSAFETYWORLD stockholders based on the number of shares owned by each. eSAFETYWORLD stockholders will receive one StockGame share for each five shares held. Fractional shares will be rounded to the nearest whole share. eSAFETYWORLD will send StockGame stock certificates to the eSAFETYWORLD stockholders on about [__________], 2001. This prospectus also relates to the resale of 75,000shares of StockGame common stock held by. eSAFETYWORLD. eSAFETYWORLD stockholders are not required to take any action to receive their shares of StockGame common stock. No consideration will be paid by holders of eSAFETYWORLD common stock for shares of StockGame common stock. The selling stockholders may offer and sell from time to time common stock using this prospectus in transactions:on the over-the-counter market or otherwise; at market prices, which may vary during the offering period, or at negotiated prices; and in ordinary brokerage transactions, in block transactions, in privately negotiated transactions, or otherwise. The selling stockholders, who are the eSAFETYWORLD shareholders receiving shares in the Distribution, will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions relating to the sale of the shares. There currently is no public market for the shares of StockGame common stock, and neither eSAFETYWORLD nor StockGame can assure that a trading market will develop. StockGame is applying to have its common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "STGM" effective at the time of the distribution. See "The Distribution."
THE OWNERSHIP OF STOCKGAME COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE __. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS PROSPECTUS IS APRIL [__], 2001.
eSAFETYWORLD is not seeking approval by its stockholders of the distribution of the stock of StockGame to the stockholders of eSAFETYWORLD. No approval by the stockholders of eSAFETYWORLD is required. This information does not constitute an offer to sell or the solicitation of an offer to buy any securities.

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. NO PERSON IS AUTHORIZED TO GIVE INFORMATION THAT IS NOT CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES. THIS INFORMATION IS CORRECT ONLY AS OF THE DATE SET FORTH ON THE COVER PAGE, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS.

UNTIL [________], 2001 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

eSAFETYWORLD, the selling stockholders and any broker-dealers that participate in the Distribution of the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933. Any compensation received and any profits realized by eSAFETYWORLD, the selling stockholders or such broker-dealers may be considered underwriting discounts and commissions under the Securities Act. Stockholders of eSAFETYWORLD with inquiries related to the Distribution should contact R. Bret Jenkins, the Chief Financial
Officer of eSAFETYWORLD, at 80 Orville Drive, Bohemia,NY 11716.
eSAFETYWORLD's telephone number is 631-244-1454.



                          TABLE OF CONTENTS

Caption                                                                    Page

Questions and Answers about the Distribution and Related Matters

Summary

Risk Factors

The Distribution

StockGame's Capitalization

StockGame Management's Discussion and Analysis of Financial
Condition and Results of Operations

StockGame's Business

StockGame's Management


Description of StockGame's Common Stock

Securities of Certain Beneficial Owners and Management

Certain Transactions

Selling Stockholders

Plan of Resale

Legal Matters

Experts

Available Information

Index to Financial Statements of StockGame Company                         F-1



                        QUESTIONS AND ANSWERS
              ABOUT THE DISTRIBUTION AND RELATED MATTERS

The following section answers various questions that you may have about the pro rata distribution to eSAFETYWORLD stockholders of 600,000 shares of StockGame common stock owned by eSAFETYWORLD. We refer to this distribution in this document as the "Distribution."

Q1:WHAT IS THE DISTRIBUTION?

A:The Distribution is the method by which eSAFETYWORLD will distribute shares held by it in StockGame resulting in StockGame becoming a publicly-traded company. According to the terms of the Distribution, eSAFETYWORLD will distribute to its stockholders, as of the close of business on [______________], 2001, in a dividend, one share of StockGame common stock for every five shares of eSAFETYWORLD common stock held on [______________], 2001.

Q2:WHAT IS STOCKGAME?

A:StockGame is a development stage technology and Internet company that plans to operate Internet-games directed towards people who are interested in the equity markets and to distribute, on a subscription basis, newsletters and other information pertaining to the stock markets. StockGame will disclose fully its interests in any company that is covered or mentioned in any distributed publication.

Q3:WHY IS ESAFETYWORLD EFFECTING THE DISTRIBUTION?

A:eSAFETYWORLD is effecting the Distribution because it believes that the Distribution may result in an increase in the value of StockGame common stock and provide potential value to eSAFETYWORLD's stockholders.

Q4:WHAT IS THE TAX EFFECT OF THE DISTRIBUTION?

A:Dividends and distributions received are taxable as ordinary income for federal income tax purposes provided that eSAFETYWORLD has current or accumulated earnings and profits. eSAFETYWORLD will provide you with information as to the amount of income to recognize from the distribution that you receive.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Q5:WHAT WILL ESAFETYWORLD STOCKHOLDERS RECEIVE IN THE DISTRIBUTION?

A:In the Distribution, eSAFETYWORLD stockholders will receive one share of StockGame common stock for every five shares of eSAFETYWORLD common stock they own on [______________], 2001. Immediately after the Distribution, eSAFETYWORLD's stockholders will still own their shares of eSAFETYWORLD common stock. Shares of eSAFETYWORLD common stock will represent stockholders' interests in the business of eSAFETYWORLD, and shares of StockGame common stock that stockholders receive in the Distribution will represent their interests in the StockGame business.

Q6:WHAT HAPPENS TO ESAFETYWORLD SHARES AFTER THE DISTRIBUTION?

A:After the Distribution, shares of eSAFETYWORLD common stock will continue to represent ownership of the businesses of eSAFETYWORLD and will continue to be traded on the Nasdaq Smallcap Market under the ticker symbol "SFTY."

Q7:WHAT DOES AN ESAFETYWORLD STOCKHOLDER NEED TO DO NOW?

A:eSAFETYWORLD stockholders do not need to take any action. The approval of the eSAFETYWORLD stockholders is not required to effect the Distribution, and eSAFETYWORLD is not seeking a proxy from any stockholders. eSAFETYWORLD stockholders should not send in their eSAFETYWORLD share certificates to effect the Distribution. eSAFETYWORLD stockholders will automatically receive their shares of StockGame common stock shortly following the Distribution.

Q8:WHERE CAN ESAFETYWORLD STOCKHOLDERS GET MORE INFORMATION?

A:eSAFETYWORLD stockholders with additional questions related to the Distribution should contact R.Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at eSAFETYWORLD, Inc., 80 Orville Drive, Bohemia, New York 11716. eSAFETYWORLD's telephone number is 631-254-1454.

                               SUMMARY
The following is a summary of certain information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document. Certain capitalized terms used in this summary are defined elsewhere in this document.

WHY YOU WERE SENT THIS DOCUMENT

eSAFETYWORLD sent you this document because you were an owner of eSAFETYWORLD common stock on [______________], 2001. Holders of record of eSAFETYWORLD common stock, as of the close of business on [______________], 2001, will be entitled to receive a pro rata distribution of one share of StockGame for every ___ shares of eSAFETYWORLD common stock held. No action is required on your part to participate in the Distribution, and you are not required to pay cash or other consideration to receive your StockGame shares. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy, and you are requested NOT to send us a proxy. This document describes StockGame's business, how this transaction benefits eSAFETYWORLD's stockholders and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the StockGame shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and StockGame's business, which are described in this document beginning on page __. Summary of StockGame's business StockGame is a Nevada corporation founded in July 1999 as StockPick, Inc. It changed its name to The StockGame Company in March 2001. StockGame is a development stage company with no revenue, and its Website is not complete. StockGame also has no commitments for financing although it will need funding to complete its website and implement its plan. StockGame's purpose is to design, develop and market an Internet-based site to serve investors and others interested in the stock and capital markets. StockGame's business strategy and plan call for it to: bullet create, develop and distribute a subscription-based electronic newsletter.

   bullet develop an online game of skill in selecting equity portfolios.

   bullet generate advertising fees on its website. Its corporate office is located at 80 Orville Drive, Bohemia, New York 11716, and its telephone number is 516-977-3015. StockGame summary financial data StockGame has had no revenue producing operations.

                             RISK FACTORS
In addition to the information contained elsewhere in this document, you should carefully read the following risk factors related to StockGame and the Distribution. RECIPIENTS OF THE DISTRIBUTION MAY BE CONFRONTED BY POTENTIAL TAXATION MATTERS Dividends and distributions received are taxable as ordinary income for federal income tax purposes provided that eSAFETYWORLD has current or accumulated earnings and profits. eSAFETYWORLD will provide you with information as to the amount of income to recognize from the distribution that you receive.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor before investing.

STOCKGAME IS A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND ANTICIPATED LOSSES.

 StockGame was established in July 1999 and has no revenues. All of its activities have involved developing a business plan and designing its website. Therefore, it has no operating history upon which an evaluation of its future performance and prospects can be made. StockGame's future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in StockGame's common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and rapidly evolving markets. These risks include:

bulletevolving business model based on using existing Internet and software technologies;

bulletcompetition from entities that are much more established and have greater financial and technical resources than do we;

       bulletneed to develop customer awareness and acceptance;

     bulletability to develop and maintain an effective website;

bulletneed to continue to develop transaction-processing systems and infrastructure;

      bulletability to access and obtain capital when required;

    bulletability to develop and maintain strategic relationships;

               bulletdependence upon key personnel; and

bulletdependence on the reliability and growing use of the Internet for commerce and communication and on general economic conditions.

StockGame cannot be certain that its business strategy will be successful or that it will successfully address these risks. Furthermore, StockGame believes that it is probable that it will incur operating losses and negative cash flow for the foreseeable because of costs and expenses related to:

    bulletdevelopment, marketing and other promotional activities;

  bulletthe creation of financial and management infrastructure; and

              bulletstrategic relationship development.

STOCKGAME WILL DEPEND ON ESAFETYWORLD AND INDEPENDENT CONTRACTORS TO SUPPLY A SUBSTANTIAL PORTION OF ITS DAY-TO-DAY ACTIVITIES.

StockGame's limited resources do not permit it to hire software specialists. It will develop its website by using independent contractors, many of whom will be engaged and supervised by eSAFETYWORLD. StockGame will also use eSAFETYWORLD for its servers, administrative, technical and customer service functions as well as to provide for its office space and other infrastructure needs. The likelihood of us being able to implement our business strategy would be materially reduced if we have a disagreement with eSAFETYWORLD or if eSAFETYWORLD were to encounter financial difficulties that would prevent it
from providing the agreed-upon   services.

STOCKGAME WILL DEPEND ON INDEPENDENT CONTRACTORS TO DEVELOP AND MAINTAIN ITS WEBSITE. If StockGame's systems and controls are unable to handle online security risks, its business will be adversely affected. StockGame will use packet filters, fire walls, and proxy servers which are all designed to control and filter the data allowed to enter its data center. However, advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may make it easier for someone to compromise or breach the technology to be used by StockGame to protect subscribers' transaction data. If such a breach of security were to occur, it could cause interruptions in service and loss of data or cessation in service to subscribers of StockGame. This may also allow someone to introduce a "virus," or other harmful component causing an interruption or malfunction. To the extent that activities of StockGame will involve the storage and transmission of information such as credit card numbers, security breaches could damage StockGame's reputation and expose StockGame to a risk of loss or litigation and possible liability.

STOCKGAME MAY BECOME SUBJECT TO GOVERNMENTAL REGULATIONS THAT WILL NEGATIVELY IMPACT ITS PLANNED BUSINESS.

Gaming activities are subject to extensive statutory and regulatory regulation by both state nd federal authorities, and are likely to be significantly affected by any changes in the political climate and changes in economic and regulatory policies. All 50 states currently have statutes or regulations regarding gaming activities, and three states have no gaming at all. If StockGame were to be deemed subject to various federal and state statutes and regulations, that determination could have a direct and material adverse effect on its business and indirectly could have a material adverse effect on the public's demand for its services. While StockGame does not believe that any of its activities are subject to the gaming laws and regulations, no assurances can be given that regulators or other governmental officials will not assert that StockGame's planned activities do constitute gaming activities.


 STOCKGAME WILL NEED ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

StockGame will use independent contractors to develop its website and design the online publications that it will distribute. StockGame will endeavor to use noncash compensation wherever possible. However, some cash will be required to complete these tasks. In addition,StockGame will need funding for marketing and to pay cash awards to game participants. StockGame has not established a source of equity or debt financing sufficient to permit it to implement our business plan. StockGame will require additional financing. There can be no assurance that additional financing will be available. If StockGame is unable to obtain additional financing, its ability to meet
obligations and plans for expansion will be materially adversely   affected
or may not be possible at all.

STOCKGAME WILL BE DEPENDENT ON FORMING AND MAINTAINING BUSINESS ALLIANCES WITH OTHERS.


StockGame anticipates forming alliances with companies that operate online message boards aimed at individual investors and with other distributors of online investment oriented publications. StockGame believes that links from these types of sites will be an important and inexpensive means of making its website known to potential customers and game participants. There can be no assurances that StockGame will be successful in forming or maintaining these alliances.

STOCKGAME WILL BE HEAVILY DEPENDENT ON CREDIT CARD TRANSACTIONS. THE INABILITY TO PROCESS CREDIT CARD TRANSACTIONS WOULD MAKE IT IMPOSSIBLE TO IMPLEMENT ITS STRATEGY.

StockGame plans on receiving a substantial portion of its revenue through credit card transactions. Initially, eSAFETYWORLD will assist it in getting merchant accounts to process these transactions. Due to perceived legal uncertainty surrounding online games, credit card companies may be reluctant or refuse to process account transactions. Theinability to maintain a merchant account or the refusal of credit card companies to process accounts would limit the methods of payment available subscribers and significantly reduce the likelihood of StockGame being able to implement its plan successfully

THE TRADING PRICE OF STOCKGAME COMMON STOCK IS LIKELY TO BE SUBJECT TO SIGNIFICANT FLUCTUATIONS

There can be no assurance as to the prices at which the StockGame common stock will trade before, on or after the Distribution date. Until the StockGame common stock is fully distributed and an orderly market develops in the StockGame common stock, the price at which such stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the StockGame common stock will be determined in the marketplace and may be influenced by many factors, including:

bulletthe depth and liquidity of the market for StockGame common stock, bulletdevelopments affecting the business of StockGame generally and the impact of those factors referred to below in particular, bulletinvestor perception of StockGame, and bulletgeneral economic and market conditions.


   STOCKGAME COMMON STOCK HAS NO PRIOR TRADING MARKET OR LIQUIDITY

Prior to the date of this document, there has not been any established trading market for StockGame common stock. Application will be made to list the shares of StockGame common stock on the OTCBB under the symbol "STGM." StockGame cannot predict thelikelihood of the application being accepted. If the application is accepted, StockGame cannot predict the extent to which investor interest in the company will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.


                      FORWARD-LOOKING STATEMENTS

This document and other materials filed or to be filed by eSAFETYWORLD or StockGame with the Securities and Exchange Commission, referred to as the "SEC," as well as information included in oral statements or other written statements made or to be made by eSAFETYWORLD and StockGame, contain statements that are "forward-looking." These statements appear in a number of places in this document and include, but are not limited to, all statements relating to plans for future growth and other business development activities, as well as capital expenditures, financing sources and the effects of regulation and competition, the terms of the Distribution and all other statements regarding the intent, plans, beliefs or expectations of StockGame, as well as its respective directors or officers. Words like as "expects," "anticipates," "intends," "plans" and similar expressions also identify forward-looking statements. Stockholders and readers are cautioned that such forward-looking statements are not issurances of future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements..



                           THE DISTRIBUTION
                             Introduction

On March ___, 2001, the board of directors of eSAFETYWORLD approved a plan to distribute 600,000 shares of common stock of StockGame common stock held by eSAFETYWORLD to all holders of outstanding eSAFETYWORLD common stock. The eSAFETYWORLD board of directors formally declared a dividend payable to each holder of record of eSAFETYWORLD common stock at the close of business on the record date of one share of StockGame common stock for every five shares of eSAFETYWORLD common stock held as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of StockGame common stock in connection with the Distribution. On or before the Distribution date, eSAFETYWORLD will deliver the shares of StockGame common stock to be distributed to the Distribution agent for transfer and distribution to the holders of record of eSAFETYWORLD common stock as of the close of business on the record date. The Distribution is expected to be made on or about [______], 2001.


                     Reasons for the Distribution

In September 2000, eSAFETYWORLD signed an agreement to provide certain business, technical and financial consulting services to StockGame, as well as assist in the creation of web-centric development and marketing systems and e-commerce applications. In agreeing to assist StockGame, eSAFETYWORLD considered the following key factors: bulleteSAFETYWORLD's management team has developed significant expertise that it believed could be applied to other industries, without detracting from its primary focus of serving the industrial safety, laboratory supply and cleanroom and other critical environment markets; bulleteSAFETYWORLD retains its strong liquidity compared to its projected requirements, so it was appropriate to consider non-cash consideration for the services to be provided; bulleteSAFETYWORLD believed that StockGame's business plan has strong potential if executed effectively; and bulleteSAFETYWORLD might maximize the long-term financial return to its stockholders by obtaining stock in StockGame and distributing it to its stockholders.  Based on these considerations, eSAFETYWORLD agreed to accept an aggregate of 1,500,000 shares of StockGame common stock in consideration for the principal consulting services that it is providing. These 1,500,000 shares constitute approximately 25% of the issued and outstanding common stock of StockGame at February 28, 2001. eSAFETYWORLD now proposes to distribute 600,000 shares of those shares of StockGame stock to the eSAFETYWORLD stockholders, pro rata in proportion to the number of shares of eSAFETYWORLD held by each. Accordingly, the eSAFETYWORLD stockholders will receive one share of StockGame for approximately each five shares of eSAFETYWORLD now held by them.
eSAFETYWORLD will retain the 900,000 shares, representing 15% (13.8% if eSAFETYWORLD sells the 75,000 shares that are being registered as part of this prospectus) of StockGame not distributed to the eSAFETYWORLD stockholders. eSAFETYWORLD believes that the Distribution of StockGame shares and the resulting creation of a publicly-held corporation may increase the value of the StockGame shares and may offer the stockholders of eSAFETYWORLD greater liquidity than if all 1,500,000 shares received by eSAFETYWORLD were retained by it. In addition, the Distribution will result in a StockGame becoming a publicly-traded company with equity securities that could be used in its compensation programs and to facilitate potential alliances. The discussion of the reasons for the Distribution set forth herein includes forward-looking statements that are based on numerous assumptions with respect to the trading characteristics of the StockGame common stock and the ability of StockGame management to successfully take advantage of growth, acquisition and alliance opportunities. Many of those factors are discussed above under the captions "Forward-Looking Statements" and "Risk Factors." Form of transaction The Distribution is the method by which eSAFETYWORLD will distribute shares of StockGame resulting in StockGame becoming a publicly-traded company. In the Distribution, eSAFETYWORLD will distribute to its stockholders 600,000 shares of common stock of StockGame held by eSAFETYWORLD. After the Distribution, stockholders of eSAFETYWORLD will continue to own their shares in eSAFETYWORLD and the shares distributed to them in StockGame. eSAFETYWORLD currently holds 1,500,000 shares of StockGame's common stock, which represents 15% of the total number of StockGame's shares of common stock outstanding.
Following the Distribution, eSAFETYWORLD will continue to hold 900,000 shares of StockGame's common stock. eSAFETYWORLD may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933. Any compensation received and any profits realized by eSAFETYWORLD may be considered underwriting discounts and commissions under the Securities Act. Manner of effecting the Distribution The Distribution will be made on the Distribution date to holders of record of eSAFETYWORLD common stock at the close of business on the record date. Based on the 3,000,000 shares of eSAFETYWORLD common stock outstanding as of February 28, 2001, the Distribution would consist of one share of StockGame common stock for each five shares of eSAFETYWORLD held. eSAFETYWORLD will not deliver scrip evidencing a fractional share or pay any related amount to a stockholder who would be entitled to a fractional share. Instead, the number of shares of StockGame stock to which each eSAFETYWORLD stockholder of record is entitled will be rounded to the nearest whole share. If, as a result of rounding, more than 600,000 shares are required to complete the Distribution, the required additional shares will be provided from the number to be retained by eSAFETYWORLD. Conversely, if less than 600,000 shares are required to complete the Distribution, the remainder will be added to the number retained by
eSAFETYWORLD.   Prior to the Distribution date, eSAFETYWORLD will deliver the shares of StockGame common stock to be distributed to the Distribution agent for distribution.  The Distribution agent will mail, on or about the
Distribution date, certificates representing the   shares of StockGame
common stock to eSAFETYWORLD stockholders of record as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of StockGame common stock in connection with the Distribution. Holders of eSAFETYWORLD common stock will not be required to pay for shares of StockGame common stock received in the Distribution, or to surrender or exchange certificates representing shares of eSAFETYWORLD common stock in order to receive shares of StockGame common stock. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy and you are requested NOT to send us a proxy. In order to be entitled to receive shares of StockGame common stock in the Distribution, eSAFETYWORLD stockholders must be stockholders at the close of business on the record date.

         Federal income tax consequences of the Distribution

Each eSAFETYWORLD stockholder receiving shares of StockGame common stock in the Distribution will be considered to have received a taxable distribution in an amount equal to the fair market value of StockGame common stock received, which will result in: bulleta dividend to the extent of such stockholder's pro rata share of eSAFETYWORLD's current and accumulated earnings and profits;

bulleta reduction in such stockholder's basis in eSAFETYWORLD common stock to the extent the amount received exceeds such stockholder's share of earnings and profits until such basis equals zero, and bulleta gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the amount treated as a reduction of the stockholder's basis in eSAFETYWORLD common stock. Any gain of this type will generally be capital gain if the eSAFETYWORLD common stock is held as a capital asset on the Distribution date. eSAFETYWORLD stockholders should consult their own advisers as to the specific tax consequences of the Distribution, including the application and effect of foreign, state and local tax laws. Listing and trading of StockGame common stock Prior to the date of this document, there has not been any established trading market for
StockGame common stock. Application will be made to list the shares of StockGame common stock on the OTCBB under the proposed symbol "STGM." There can be no assurance as to the prices at which the StockGame common stock will trade on or after the Distribution date. Until the StockGame common stock is fully distributed and an orderly market develops, if ever, in the StockGame
common stock, the price at which it trades may fluctuate   significantly.
Prices for the StockGame common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of StockGame common stock, developments affecting the businesses of StockGame generally, including the impact of the factors referred to in "Risk Factors," investor perception of StockGame and general economic and market conditions. Shares of StockGame common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of StockGame common stock received by persons who may be deemed to be "affiliates" of StockGame under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of StockGame after the Distribution generally include individuals or entities that control, are controlled by or are under common control with StockGame, and may include senior officers and directors of StockGame, as well as principal stockholders of StockGame. Persons who are affiliates of StockGame following the Distribution will be permitted to sell their shares of StockGame common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

StockGame will apply to have its shares of common stock listed and traded on the OTCBB. At the time of the Distribution of the stock to the eSAFETYWORLD stockholders, it cannot give any assurances as to whether it will be
successful in having its shares listed  on the OTCBB.   Penny stock restrictions
Until StockGame's shares of common stock qualify for inclusion in the Nasdaq system, if ever, the trading of its securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the  securities offered.
SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to StockGame, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth bulletthe basis on which the broker or dealer made the suitability determination and bulletthat the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly
statements have to be sent disclosing recent price   information for the penny
stock held in the account and information on the limited market in penny stocks.

In order to be included and maintain a listing on the Nasdaq SmallCap Market, a company must meet the following requirements:


REQUIREMENTS                INITIAL LISTING           CONTINUED LISTING

Net Tangible Assets(1)       $4 million               $2 million

                                 Or                       or

Market Capitalization        $50 million              $35 million

                                 Or                        or

Net Income (in
latest fiscal year
or 2 of last 3 fiscal
years)                        $750,000                  $500,000

Public Float (shares)(2)      1 million                  500,000

Market Value of Public Float $5 million                 $1 million

Minimum Bid Price             $4                        $1

Market Makers                  3                         2

Shareholders (round lot
holders)(3)                   300                        300

Operating History(4)          1 year                     N/A

                               Or                        or

Market Capitalization        $50 million

Corporate Governance          Yes                        Yes



(1)For initial or continued listing, a company must satisfy one of the following to be in compliance: the net tangible assets requirement (net tangible assets means total assets, excluding goodwill, minus total liabilities), the market capitalization requirement or the net income requirement.

(2)Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10% of the total shares outstanding.

(3)Round lot holders are considered holders of 100 shares or more.

(4) If operating history is less than one year, initial listing requires market capitalization of atleast $50 million. There are no assurances that StockGame will ever meet the minimum listing requirements of Nasdaq, or that its common stock will be accepted for quotation on Nasdaq even if it does meet the minimum requirements.

                     General market risks

There is no public market for StockGame's common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of StockGame's common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. StockGame's proposed trading symbol does not imply that a liquid and active market will be developed or sustained for its common stock.The market price for StockGame's common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which are beyond its control, including the following: bulletactual or anticipated variations in quarterly operating results; bulletchanges in financial estimates by securities analysts;bulletannouncements by StockGame or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments; bulletadditions or departures of key personnel;bulletsales or issuances of additional shares of common stock; and bulletpotential litigation or regulatory matters. The market prices of the securities of microcap companies have been especially volatile. Broad market and industry factors may adversely affect the market price of StockGame's common stock, regardless of StockGame's actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. A stockholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect StockGame's stock price.The sale or availability for sale of a substantial number of shares of StockGame's common stock in the public market subsequent to the Distribution, pursuant to Rule
144 under the Securities Act of 1933 or otherwise, could materially adversely affect the market price of the common stock and could impair the company's ability to raise additional capital through the public or private sale of its securities. All of the 4,000,000 shares of common stock currently held by StockGame's management are "restricted securities," as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act of 1933. The availability of Rule 144 to the holders of StockGame's restricted securities would be conditioned on, among other factors, the availability of certain public information concerning StockGame. StockGame has 20,000,000 authorized shares of common stock. The board of directors, without stockholder approval, could issue up to 13,000,000 shares of common stock upon whatever terms it determines to whomever it determines, including persons or entities that would help its present management.



                            Legal matters
  StockGame is not involved in any litigation or legal proceedings. RELATIONSHIP OF ESAFETYWORLD AND STOCKGAME BEFORE AND AFTER THE DISTRIBUTION eSAFETYWORLD owns approximately 25% of the issued and outstanding common stock of StockGame, which it received as consideration for entering into a consulting agreement to provide StockGame with:

   bullet administrative and customer service support;
   bullet assisting in the design and hosting a website;
   bullet accounting, management and financial services support, bullet office space and telephone services, bullet limited financial assistance, and bullet technical assistance in designing, establishing and hosting a website.

 After the Distribution, eSAFETYWORLD will own approximately 900,000 shares representing 15% of the outstanding shares of StockGame, and StockGame will be a publicly-traded company. StockGame will not have any ownership interest in eSAFETYWORLD. However, Edward A. Heil, eSAFETYWORLD's president, will serve on StockGame's board of directors and will hold 1,500,000 shares as a founding stockholder.

                           DIVIDEND POLICY
The payment and level of cash dividends by StockGame after the Distribution will be subject to the discretion of the board of directors of StockGame. StockGame currently intends to retain future earnings, if any, for the development of its business and does not anticipate paying cash dividends in the near future. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of StockGame.

                      STOCKGAME'S CAPITALIZATION
At February 28, 2001, StockGame had a negative tangible net worth. The following table sets forth the unaudited capitalization of StockGame at February 28, 2001, on an historical basis. The following data is qualified in its entirety by the combined financial statements of StockGame and other information contained elsewhere in this document. See "Risk Factors."


Long-term debt                                         -0-

Stockholders' equity:

Common stock, $.001 par value;                         6,000

authorized - 20,000,000 shares;
issued and outstanding                                 6,000,000 shares

Paid-in capital                                        154,000

Deficit accumulated in the development stage          (150,000)

Total                                                  10,000

Total capitalization                                   $10,000





                         STOCKGAME'S BUSINESS

StockGame was founded as a Nevada corporation in July 1999 to establish an Internet website catering to the interests of the investing community.
To date, all of its activities have involved developing and refining
StockGame's business strategy and plan. StockGame has not had any revenue generating activities. Basic strategy StockGame's business will be directed by its president, John C. Dello-Iacono, and its directors, none of whom currently devote fulltime to the company. StockGame has entered into a technical support and assistance agreement with eSAFETYWORLD, Inc., a business-to-business e-commerce company to assist it in developing a website, establishing a marketing program andfor general management and administrative services. eSAFETYWORLD is a public company located on Long Island, New York. StockGame will have three principal activities: Newsletter rs or freelance writers with respect to the newsletter nor has StockGame determined the appropriate level;
of the annual subscription fee. StockPick incurring the risk of loss during the process. As of March 15, 2001, the consultants have been engaged to commence work on the design of the website and related software. Advertising
StockGame's short operating history make future results extremely unpredictable because of a variety of factors. Many of these factors, which are outside of StockGame's control, include: bullet StockGame may not be able to attract and retain subscribers; bullet StockGame may not be successful in establishing and maintaining good relations with content and information suppliers; bullet StockGame may not succeed in its brand-building and marketing campaigns; bullet The level of use of online and Internet services may not grow as expected; bullet There may be a lack of consumer confidence in and acceptance of online and interactive services for leisure spending; bullet StockGame may experience technical difficulties or lengthy interruptions;
bullet StockGame may not be able to adequately update and upgrade its website with technologicalinnovations and infrastructure to accommodate growth;

   bullet Federal or local governmental controls and regulation may change and become less favorable; and bullet General economic conditions and economic conditions specific to online activity may be depressed. Marketing StockGame believes that the principal obstacle relating to the implementation of StockGame's overall strategy is getting StockGame's product known to the investing public and others interested in the capital markets. StockGame's strategy is based on the assumption that StockGame will have extremely limited resources to work with. Specifically, StockGame will: bullet Send emails to potential subscribers based on mailing lists. Each email will include a link to StockGame's website.

   bullet Send sample copies of StockGame's electronic newsletter to selected individuals listed on available mailing lists.

   bullet Try to negotiate cooperative relationships with operators of other websites serving the investing community in order to have links to each other placed on the respective websites.

   bullet Attend a limited number of tradeshows. StockGame will have language in all emails and trial copies of StockGame's electronic newsletter that advises recipients how they can be taken off of StockGame's mailing lists. StockGame will also consult with counsel to ensure that StockGame's mass mailings do not violate any local laws or regulations or the terms of service of a service provider. StockGame believes that the potential amount of its prizes for winning StockPick will provide it ith a competitive advantage.
Also, the rules of StockPick will give people the opportunity to participate in the stock market in a meaningful way without risking any of their own money. Customer service StockGame believes that a high level of customer service and support will be critical to developing, retaining and expanding StockGame's customer base and encouraging repeat purchases. Customer service representatives will be available from 8:00 a.m. to 6:00 p.m. Eastern Time, five days a week to provide assistance via a real time customer service chat component on StockGame's website as well as by e-mail or telephone as soon as StockGame's website is completed. Initially, eSAFETYWORLD, as part of a consulting agreement, will use its resources to assist StockGame in providing telephone and online customer service. Customer service representatives will also be a valuable source of feedback regarding user satisfaction.
Hardware and security StockGame's website will be hosted by eSAFETYWORLD's servers and also backed up at a site of an independent third party in St. George, Utah. StockGame will engage a website host that uses the Secure Socket Layer, known as "SSL," transaction protocol to protect sensitive information transferred to and from StockGame's servers. SSL is currently used for most web-based e-commerce projects to protect credit card and other processing. Regulation Although there are currently few laws and regulations directly applicable to the Internet, it is likely that new laws and regulations will be adopted in the United States and elsewhere covering issues such as unsolicited bulk e-mailing, license fees, copyrights, privacy, pricing, sales taxes and characteristics and quality of Internet services. The adoption of restrictive laws or regulations could slow Internet growth or expose it to significant liabilities associated with content available on StockGame's future websites or through StockGame's Internet marketing methods. The application of existing laws and regulations governing Internet issues such as property ownership, libel and personal privacy is also subject to substantial uncertainty. There can be no assurance that current or new government laws and regulations, or the application of existing laws and regulations (including laws and regulations governing issues such as property ownership, content, taxation, defamation and personal injury), will not expose it to significant liabilities, significantly slow Internet growth or otherwise cause a material adverse effect on StockGame's business, results of operations or financial condition. StockGame believes that StockPick is a test of skill and not a game of chance. Gaming activities are subject to extensive statutory and regulatory regulation by both state and federal authorities, and are likely to be significantly affected by any changes in the political climate and changes in economic and regulatory policies. All 50 states currently have statutes or regulations regarding gaming activities, and three states have no gaming at all. If StockGame were to be deemed subject to various federal and state statutes and regulations, that determination could have a direct and material adverse effect on its business and indirectly could have a material adverse effect on the public's demand for its services. The Federal Interstate Wire Act contains provisions which make it a crime for anyone in the business of gaming to use a telephone line or other wire communication facility in interstate or foreign commerce to transmit information assisting in the placing of wagers, unless the wagering is legal in the jurisdictions from which and into which the transmission is made. Other federal laws impacting gaming activities include bullet the Interstate Wagering Paraphernalia Act, bullet the Travel
Act and bullet the Organized Crime Control Act. Other governmental and quasi-governmental bodies are reviewing interstate and interactive wagering, and may reach influential anti-gaming conclusions that could form the basis for new laws, regulations, or enforcement policies that could have a material adverse effect on StockGame's planned business. StockGame does not believe that its planned activities constitute gaming activities and, therefore, will be in compliance with all applicable gaming laws and regulations as currently applied. However, because there is little clear statutory and case law authority, this conclusion is not completely free from doubt. While it is possible to compare StockGame's activities to applicable statutes, the wording of many such statutes is ambiguous. Furthermore, there is little case law to rely upon for interpretation of these ambiguities. Thus, it is possible that StockGame may be alleged to be in violation of an applicable statute based on an interpretation of the statute which differs from StockGame's or based on a future change of law or interpretation or enforcement policy. Such allegations could result in either civil or criminal proceedings brought by governmental or private litigants. As a result of those types of proceedings, StockGame could incur substantial litigation expense, fines, diversion of the attention of key employees, and injunctions or other prohibitions preventing it from engaging in various anticipated business activities. Also, if it were finally determined that StockGame did violate applicable law, then civil damages or criminal penalties could be imposed and StockGame might be barred from pursuing that activity. Such an outcome would have a material adverse effect on StockGame.

By distributing an electronic newsletter, StockGame will be deemed to be a distributor of Internet content. As such, StockGame will face potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims based on the nature and content of the materials that it broadcasts. Claims like these have been brought, and sometimes successfully pressed, against Internet content distributors. In addition, we could be exposed to liability with respect to the content or unauthorized duplication or broadcast of content. Although we intend to maintain general liability insurance, StockGame's insurance may not cover potential claims of this type or may not be adequate to indemnify it for all liability that may be imposed. In addition, although StockGame will generally require StockGame's content providers to indemnify it for such liability, such indemnification may be inadequate. Any imposition of liability that is not covered by insurance, is in excess of insurance coverage or is not covered by an indemnification by a content provider could have a material adverse effect on StockGame's business, results of operations and financial condition. StockGame may hold various web domain names and trademarks. The acquisition and maintenance of domain names generally are regulated by governmental agencies and their designees. For example, in the United States, the National Science Foundation has appointed Network Solutions, Inc. as the current exclusive registrar for the ".com", ".net" and ".org" generic top-level domains. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. Such changes in the United States are expected to include a transition from the current system to a system that is controlled by a non-profit corporation and the creation of additional top-level domains. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names.
As a result, we may be unable to acquire or maintain relevant domain names in all countries in which it may conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, StockGame may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of StockGame's trademarks and other proprietary rights. Competition and similar factors StockGame will face competition from a large number of other companies, substantially all of
which have more resources than it does. Newsletter   bullet technology,
bullet marketing strategy, bullet reputation for reliability, bullet technical support, bullet quality of service, and bullet alliances with others. StockGame's future annual and quarterly operating results will be affected and may fluctuate significantly because of a variety of factors, many of which are outside of StockGame's control. Factors that may harm StockGame's business or cause StockGame's operating results to fluctuate include the following:

   bullet StockGame's inability to obtain customers at reasonable cost or to retain customers;

   bullet StockGame's inability to establish, maintain and manage strategic relationships with other websites serving the investment market.

   bullet StockGame's inability to develop a newsletter that consistently provides useful and current information and perspectives;

   bullet the ability of StockGame's competitors to offer new or enhanced websites, services or products;

   bullet fluctuations in the amount of consumer or client spending or the overall economy;

   bullet increases in the cost of online or offline advertising;

   bullet StockGame's inability to attract new personnel, including independent contractors, in a timely and effective manner or retain existing personnel;

   bullet the amount and timing of operating costs and capital expenditures relating to the development and expansion of StockGame's operations;

   bullet technical difficulties, system downtime or Internet brownouts; and

   bullet government regulations related to use of the Internet for marketing and/or commerce.

Facilities
StockGame will operate out of offices located at 80 Orville Drive, Bohemia, NY 11716, provided to it at no charge by eSAFETYWORLD, Inc., one of StockGame's hareholders. These offices are expected to be sufficient for StockGame's purposes until it starts generating revenue. Employees
At February 28, 2001, StockGame had one employee, John C. Dello-Iacono, who is not currently serving in a fulltime capacity. StockGame has relied and will continue to rely on consultants and independent contractors wherever possible. StockGame's future success will be materially dependent upon continued services and contributions of StockGame's founders, all of whom are actively engaged in other business ventures.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
FINANCIAL CONDITION


StockGame has not yet commenced revenue producing operations. Liquidity StockGame does not have any credit facilities or other commitments for debt or equity. No assurances can be given that advances will be made available to it by shareholders and others when needed. It plans on pursuing equity lines of credit or similar facilities if its common stock begins to trade at sufficient volumes. However, no assurances can be given that it will be successful in obtaining an equity facility. New accounting pronouncements No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on StockGame's financial position or reported results of operations.



                        STOCKGAME'S MANAGEMENT
           StockGame's directors and management consist of:
           StockGame's management and directors consist of:

Name                                Age      Title

John C.. Dello-Iacono               52       President, chairman

Sal Miwa                            44       Director

Edward A. Heil                      49       Director

S. David Cooperberg                 52       Director

Steven W. Schuster                  43       Director


John C. Dello-Iacono is a founder of the Company. He is also serving as a Vice President of corporate development for Community Home Mortgage Corporation, a Melville, NY-based mortgage bank, and has been a managing director of Independent Network Group, Inc., a financial consulting firm since 1995. Prior to that Mr. Dello-Iacono served in various executive positions with S.D. Cohn & Co., Barclays Bank, Long Island Trust Co., and State Bank of Long Island. He holds a Bachelors degree from St. John's University.
Sal Miwa became a director in 2001 and has been chief operating officer and a director of RealRead, Inc. since 2000.He was chief executive officer of Tilp, Inc. from 1995 to 2000. He currently serves as vice chairman of Advanced Environmental Recycling Technologies, Inc. Mr. Miwa holds a Bachelors of Science degree from Embry-Riddle Aeronautical University and a Master of Science degree from Massachusetts Institute of Technology.

Peter Lau or of Arts and Master of Business Administration degrees from New York University. EHAssociates, LLC erformed consulting services by providing StockGame with management and financial servicesin 1999.

K. Ivan F. Gothner became a director in March 2001 and is a managing director and a founder of dirondack Capital, LLC, a private merchant banking firm that focuses on serving small and midsize growth companies. Mr. Gothner was associated with Kleinwort Benson Limited in 1986 and, from 1987 through 1990, Mr. Gothner acted as the general manager of the KB Mezzanine Fund, LP., a specialized smallcap fund. In 1990, Mr. Gothner joined Barclays Bank as a Senior Vice President responsible for establishing an investment banking unit to serve small and mid sized companies. Upon the sale of Barclays' "middle market" business at the end of 1992, Mr. Gothner began to work independently in this area. In addition to financial advisory assignments, Mr. Gothner's work had included an assignment where he acted as a "start up" managing director of First United Equities Corporation from 1995 to 1997. Mr. Gothner holds BA and MA degrees from Columbia University and also serves as a director of the Ashton Technology Group, a public company based in Philadelphia, Gomez, Inc., an internet consulting and research company based in Waltham, MA, and Mobile P.E.T. Systems, Inc. a public company based in San Diego.
S. David Cooperberg became a director in March 2001 and has been president and a director of CathayOne Inc., a New York-based public company since June 2000. Prior thereto, he was a managing director for the Ridgewood Group
International Ltd., a New York-based investment ank from 1996 to 2000. Mr. Cooperberg holds a Bachelors of Arts degree from Dartmouth College and a Master of Business Administration from the University of Chicago.

Steven W. Schuster has been a director of the Company since March 2001. He has been a partner at McLaughlin & Stern LLP, a law firm located in New York,
New York,  since 1995.   He has practiced corporate securities law since 1980.
Mr. Schuster received a Juris Doctor degree from New York University Law School in 1980 and a Bachelor of Arts degree from Harvard University in 1976. He serves as a director of ACTV, Inc. and eSAFETYWORLD, Inc., each of which is listed on NASDAQ.


                          Board of directors

All directors hold office until the completion of their term of office, which s not longer than three years, or until their successors have been elected. StockGame has a staggered board of directors. All officers are appointed annually by the board of directors and, subject to existing employment agreements, serve at the discretion of the board. Committees of the board of directors Concurrent with the Distribution, the StockGame board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees. All directors will be reimbursed by StockGame for any expenses incurred in attending directors' meetings provided that StockGame has the resources to pay these fees. StockGame will consider applying for officers and directors liability insurance. Stock option plan StockGame has a stock option plan that expires in 2010 and enables StockGame to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,000,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than thefair market value of shares at the date of grant or 110% of fair market value for owners of ten percent or more of the common stock. Other options and stock appreciation rights may be granted on terms determined by the compensation committee of the board of directors.

                     No options are outstanding.
                        Executive compensation
The following table sets forth for each of the last three fiscal years the annual and long-term compensation earned by, awarded to or paid to each person who served as a chief executive officer of StockGame during the last fiscal year. No executive officer of StockGame received compensation exceeding $100,000 during the preceding fiscal year:


LONG TERM COMPENSATION
AWARDS
OTHER   RESTRICTED SECITIESALL OTHER  YEAR ANNUAL STOCK  UNDERLYINGLTIPCOMPEN-
NAME AND  ENDED BONUSCOMPEN-AWARD(S OPTIONS/PAYOUTSSATION
PRINCIPAL POSITION  DEC 31 SALARY ($)($) SATION ($)  ($)
SARS (#)($)($)


JOhn C. Dello-Iacono,   1999   $  -    $ -   $ 12,500    - $ 12,500    -
President and CEO       1998      -      -       -       -     -       -
                        1997      -      -       -       -     -       -




                 DESCRIPTION OF STOCKGAME'S CAPITAL STOCK

Introduction
StockGame approved an amendment to its articles of incorporation in February 2000 and filed the necessary documents with the State of Nevada in February 2001. The amended articles authorize StockGame to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. In February 2001, StockGame effected a two for one forward split of its common stock. All share amounts disclosed in this registration statement give retroactive effect to this stock split. Preferred stock StockGame's amended certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. Accordingly, StockGame's board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although StockGame has no present intention to issue any shares of preferred stock, there can be no assurance that StockGame will not do so in the future. Common stock There are 6,000,000 shares of common stock issued and outstanding at February 28, 2001. The Distribution has no impact on the number of shares issued and outstanding.
The holders of StockGame common stock: bullet have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors; bullet are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; bullet do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and bullet are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders. Authorized but unissued capital stock Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the Nasdaq, which would apply only if the StockGame's common stock were listed on the Nasdaq, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of StockGame, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors of StockGame to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of StockGame by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of StockGame's management and possibly deprive the stockholders of opportunities to sell their shares of StockGame common stock at prices higher than prevailing market prices. No preemptive rights No holder of any class of stock of StockGame authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of StockGame of any kind or class. Indemnification and limitation of liability for directors and officers The StockGame Certificate of Incorporation, as amended, provides that StockGame shall indemnify directors and officers to the fullest extent permitted by the laws of the state of Nevada. The StockGame Certificate of Incorporation, as amended, also provides that a director of StockGame shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under Nevada Law as the law exists or may be amended in the future. StockGame has been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by it of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, StockGame will submit the question of whether indemnification by it is against public policy to an appropriate court and will be governed by the final adjudication of the case. There is no pending litigation or proceeding involving a director or officer as to which indemnification is or may be sought. Transfer agent Standard Registrar & Transfer Company, Inc. has been appointed as the transfer agent and registrar for StockGame's common stock effective with the Distribution. The transfer agent's address is 12528 South 1840
East, Draper, Utah 84020, and its telephone number is 801-571-8844.



        SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to it regarding beneficial ownership of StockGame's common stock at the date of this prospectus by: bulleteach person known by it to own, directly or beneficially, more than 5% of StockGame's common stock, bulleteach of StockGame's directors, and bulletall of StockGame's officers and directors as a group.
Except as otherwise indicated, StockGame believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, have sole investment and voting power over the shares.



Name                     Number of shares     Percent Held

John C. Dello-Iacono           2,250,000          38%

Edward A. Heil                 1,750,000          29%

EB Consulting                    500,000           8%

eSAFETYWORLD, Inc. (2)         1,500,000           25%

Sal Miwa                          -0-             -0-

K. Ivan F. Gothner                -0-             -0-

Peter Lau                         -0-             -0-

Steven W. Schuster                -0-             -0-

S. David Cooperberg               -0-             -0-


Dirtors and officers as a group (6 persons) (1)

                              6,000,000 (2)       100%




(1)Edward A. Heil and R. Bret Jenkins are equal owners of EB Consulting, which owns beneficially and of record 500,000 shares, and are deemed to be the beneficial owners of 1,500,000 shares owned beneficially and of record by eSAFETYWORLD, of which Messrs. Heil and Jenkins are officers and directors.

  (2)eSAFETYWORLD's address is 80 Orville Drive, Bohemia, NY 11716.

(3)Of the shares owned, eSAFETYWORLD will distribute 600,000 shares to its stockholders. After the Distribution, eSAFETYWORLD will hold 900,000 shares, which will represent 9% of the total StockGame common shares outstanding.

1.The address for all officers and directors is 80 Orville Drive, Bohemia, NY 11716.

                       CERTAIN TRANSACTIONS

                      CONSULTING ARRANGEMENTS

On September 27, 2000, StockGame engaged eSAFETYWORLD and an affiliated venture, EB Consulting to provide StockGame with: bulletadministrative and customer service support; bulletsupervising the design of and hosting a website;bulletaccounting, management and financial services support, bulletoffice space and telephone services, bulletlimited financial assistance, and bullettechnical assistance in designing, establishing and hosting a website. n consideration of the services being provided, StockGame agreed to pay eSAFETYWORLD and EB Consulting one-time fees of $300,000 and $100,000, respectively, payable at the election StockGame in either cash or 1,500,000 and 500,000 shares of StockGame common stock, respectively. In February 2001, StockGame elected to pay both fees in common stock and, in accordance with the provisions of the consulting agreements, has filed the registration statement, of which this prospectus is a part, relating to the Distribution of a portion of the shares issued by eSAFETYWORLD to its stockholders and the resale of 75,000 shares issued to eSAFETYWORLD but not distributed. In addition, eSAFETYWORLD is entitled to receive a fee equal to 5% of StockGame's annual revenue in excess of $1,000,000 during the term of the agreement. The agreement with eSAFETYWORLD covers three-years and automatically rolls over for an additional one year period on each anniversary date unless cancelled by one of the parties.



                         SELLING STOCKHOLDERS
This prospectus relates to the resale of 75,000 shares of StockGame common stock by eSAFETYWORLD. The following table provides certain information concerning the resale of shares of common stock by the selling stockholder and assumes that all shares offered by the selling stockholder will be sold. StockGame will not receive any proceeds from the resale of the common stock by the selling stockholder.


COMMON STOCK  BENEFICIALLY NUMBERTO BE SOLDNUMBERBENEFICIALLY
SELLING STOCKHOLDER OWNED BEFORE OFFERING OWNED AFTER OFFERING
NUMBER  PERCENT PERCENT eSAFETYWORLD.

1,500,000  1.250    75,000  825,000 14.0



The number of shares held after the offering assumes the distribution of 600,000 shares to eSAFETYWORLD's shareholders.


                            PLAN OF RESALE
The selling stockholders may from time to time offer any or all of their shares in one or more of the following transactions (which may include block transactions):
         in the over-the-counter market;
         through short sales of shares;
         in negotiated transactions other than in such markets;
         by pledge to secure debts and other obligations;
         in connection with the writing of nontraded and exchange-traded put and call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or in any combination of any of the above transactions.


 The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. The selling stockholders may compensate broker-dealers in the form of commissions, discounts or selling concessions. The broker-dealers may also receive compensation from any purchaser of the shares for whom the broker-dealers acts as agent or to whom it sells as a principal.
The selling stockholders may also resell all or a portion of their shares in open market transactions in reliance on Rule 144 under the Securities Act, as long as they meet the criteria and comply with the requirements of that rule. The selling stockholders have advised StockGame that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, and StockGame does not intend to enter into any arrangement with any underwriter or coordinating broker-dealer with respect to sales of the shares by the selling stockholders. The selling stockholders and any broker-dealers that participate in the distribution of their shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act. Any commissions received by such broker-dealers a nd any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in sales of the shares against certain liabilities, including liabilities arising under the Securities Act.
The selling shareholders will be required to comply with the prospectus delivery requirements of the Securities Act and applicable provisions of and regulations under the Exchange Act that may limit the timing of sales of shares. StockGame is required to pay all costs, expenses and fees incident to the registration of the shares, excluding fees and disbursements of counsel to the selling stockholders, and the selling stockholders are required to pay any brokerage commissions or similar selling expenses incurred by them in connection with the sales of their shares. As used in this prospectus, the term "selling stockholders" includes donees, pledges, transferees or other successors-in-interest who are selling shares they received after the date of this prospectus from a selling stockholder named in this prospectus as a gift, pledge, partnership distribution or other nonsale-related transfer. Selling stockholders also include all eSAFETYWORLD shareholders who receive shares of StockGame stock as part of the Distribution. Upon being notified by a selling stockholder that the selling stockholder has entered into a material arrangement with a broker-dealer for the sale of the selling stockholder's shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required by Rule 424(b) under the Securities Act, disclosing certain information about the arrangement and the sale of the shares involved. In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file an appropriate supplement to this prospectus.

                            LEGAL MATTERS
Stephen B. Schneer, LLC, New York, counsel to StockGame, has rendered an opinion that the common stock of StockGame to be distributed to the stockholders of eSAFETYWORLD is legally issued, fully paid and nonassessable nder New York law.


                              EXPERTS
The financial statements of StockGame as of December 31, 2000, and each of the two periods in the period then ended have been audited by HJ & Associates, LLC, Certified Public Accountants, as stated in its report appearing herein, and have been include din reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                        AVAILABLE INFORMATION
StockGame has filed with the SEC a registration statement on Form SB-2 with respect to the shares of StockGame common stock to be received by the stockholders of eSAFETYWORLD in the Distribution. This document does not contain all of the information set forth in the registration statement on Form SB-2 and the exhibits thereof, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other documents referred to herein are not necessarily complete. With respect to each such contract, agreement or other documents filed as an exhibit to the registration statement, reference is made to that exhibit and each statement shall be deemed qualified in its entirety by that reference. The registration statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the SEC as follows:

   bullet at the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;
   bullet at the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, NY 10048, or
Northwestern Atrium Center, 500 West   Madison Street, Suite 1400, Chicago,
IL 60661;
   bullet by writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
   bullet from the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy documents and other information regarding issuers that file electronically with the SEC.


Reports of StockGame
After the Distribution, StockGame will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, to file reports, proxy statements and other information with the SEC. After the Distribution, the reports, proxy statements and other information may be inspected and copied at the public reference facilities of the SEC listed above and obtained by mail from the SEC as described above. Additionally, StockGame will be required to provide annual reports, containing audited financial statements, to its stockholders in connection with its annual meetings of stockholders.


                   INDEX TO FINANCIAL STATEMENTS OF
                        THE STOCKGAME COMPANY

Report of Independent Public Auditors                                 F-3

Balance Sheet, December 31, 2000                                      F-4

Statements of Operations for the
Periods Ended December 31, 2000 and 1999                               F-5

Statements of Shareholders' Equity for
the Periods Ended December 31, 2000 and 1999                           F-6

Statements of Cash Flows for the Periods
Ended December 31, 2000 and 1999                                       F-7

Notes to Financial Statements                                          F-8


                     INDEPENDENT AUDITORS' REPORT


Board of Directors
The StockGame Company
(Formerly StockPick.com, Inc.)
(A Development Stage Company)
Bohemia, New York



We have audited the accompanying balance sheet of The StockGame Company (formerly StockPick.com, Inc.) (a development stage company) as of December 31, 2000 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2000 and from inception on July 20, 1999 through December 31, 1999 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The StockGame Company (formerly StockPick.com, Inc.) (a development stage company) as of December 31, 2000 and the results of its operations and cash flows for the year ended December 31, 2000 and from inception on July 20, 1999 through December 31, 1999 and 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/ HJ Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
March 20, 2001



                        THE STOCKGAME COMPANY
                    (Formerly StockPick.com, Inc.)
                    (A Development Stage Company)
                            Balance Sheet


                                ASSETS

                                                         December 31, 2000
CURRENT ASSETS
  Cash                                                   $    -
  Deferred costs (Note 5)                                   350,000

  Total Current Assets                                     350,000


          TOTAL ASSETS                                     $350,000



            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES


Accounts payable - related party (Note 6)                 $455,000

Total Current Liabilities                                  455,000

STOCKHOLDERS' EQUITY

Preferred stock: $0.001 par value,
authorized 1,000,000 shares,
  -0- issued and outstanding                                   -
Common stock: $0.001 par value,
authorized 20,000,000 shares;
 4,000,000 shares issued and outstanding                     4,000
Additional paid-in capital6,000
Deficit accumulated during the
development stage (115,000)

Total Stockholders' Equity (Deficit)                     (105,000)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)$350,000




The accompanying notes are an integral part of these financial statements.



                        THE STOCKGAME COMPANY
                    (Formerly StockPick.com, Inc.)
                    (A Development Stage Company)
                       Statements of Operations


                                                    From Inception
                                                For the     on July 20,
                                                Year Ended  1999 Through
                                                December 31,December 31,
                                                2000         1999  2000

REVENUE                                         $ -     $  -   $   -

EXPENSES

General and administrative                       50,000  65,000   115,000

Total Expenses                                   50,000  65,000   115,000

NET LOSS                                       $(50,000) $(65,000) $(115,000)

BASIC LOSS PER SHARE                                     $(0.01)   $(0.02)

BASIC WEIGHTED AVERAGE
 NUMBER OF SHARES OUTSTANDING                           4,000,000   4,000,000




The accompanying notes are an integral part of these financial statements.




                        THE STOCKGAME COMPANY
                    (Formerly StockPick.com, Inc.)
                    (A Development Stage Company)
             Statements of Stockholders' Equity (Deficit)


   Deficit
 Accumulated  Additional During the Common Stock  Paid-In   Development
Shares    Amount    Capital     Stage   Balance at inception  July 20, 1999

    -     $   -     $    -     $  -

Common stock
issued for cash,
July 20, 1999 at $0.0025
per share               4,000,000    4,000    6,000          -


Net loss from inception on
July 20, 1999 through
December 31, 1999          -          -         -        (65,000)

Balance,
December 31, 1999         4,000,000       4,000      6,000    (65,000)

Net loss for the year ended
December 31, 2000           -         -       -     (50,000)

Balance, December 31, 2000
                          4,000,000      $4,000      $6,000    $(115,000)


The accompanying notes are an integral part of these financial statements.



                        THE STOCKGAME COMPANY
                    (Formerly StockPick.com, Inc.)
                    (A Development Stage Company)
                       Statements of Cash Flows


                                                            From Inception
                                            For the         on July 20,
                                           Year Ended       1999 Through
                                           December 31,     December 31,
                                             2000           1999   2000

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                   $(50,000) $(65,000) $(115,000)
Changes in operating assets and
liabilities:
   Increase in deferred costs(350,000)                 -     (350,000)
   Increase in accounts payable              400,000   55,000  455,000

Net Cash Used in Operating
Activities                                       -     (10,000)(10,000)

CASH FLOWS FROM INVESTING  ACTIVITIES             -      -     -


                      CASH FLOWS FROM FINANCING
                              ACTIVITIES

Issuance of common stock                         -     10,000  10,000

Net Cash Provided by Financing
Activities                                       -     10,000   10,000

NET INCREASE IN CASH                             -        -      -

CASH, BEGINNING OF PERIOD                        -        -       -

CASH, END OF PERIOD$                             -     $  -     $ -


                            CASH PAID FOR:

Interest                                        $ -     $  -     $ -
Income taxes$                                     -     $  -     $ -


The accompanying notes are an integral part of these financial statements.

                        THE STOCKGAME COMPANY
                    (Formerly StockPick.com, Inc.)
                    (A Development Stage company)
                  Notes to the Financial Statements
                      December 31, 2000 and 1999


NOTE 1 -ORGANIZATION AND HISTORY

The Company was organized July 20, 1999 under the laws of the State of Nevada. The purpose of the Company is to perform any lawful activity permitted by the State of Nevada. The Company was organized to establish an Internet website catering to the interests of the investing community. The Company plans to operate Internet games directed toward people who are interested in the equity markets and to distribute, on a subscription basis, newsletters and other information pertaining to the stock markets over the Internet. The Company has not commenced operations and in accordance with SFAS No. 7, is considered a development stage company. The Company changed its name to The StockGame Company on February 1, 2000.

On February 1, 2000, the Company approved and amended the Articles of Incorporation to increase the Company's authorized common shares to 20,000,000 and to do a 2-for-1 forward stock split.

The stock splits are reflected in the accompanying financial statements on a retroactive basis.

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

The Company has no operations to date and its accounting policies and procedures have not been determined, except as follows:

a.  Accounting Method

The Company uses the accrual method of accounting and has selected a calendar year end.

b.  Basic Loss Per Share

Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                             December 31,
                      2000               1999

Numerator - loss    $(50,000)         $(65,000)
Denominator -
weighted average
number ofshares
outstanding        4,000,000           4,000,000

Loss Per Share       $(0.01)            $(0.02)



                        THE STOCKGAME COMPANY
                    (Formerly StockPick.com, Inc.)
                    (A Development Stage Company)
                  Notes to the Financial Statements
                      December 31, 2000 and 1999

  NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)

                           c.  Income Taxes

The income tax benefit differs from the amount computed at the federal statutory rates as follows:

                                                               For the
                                                               Year Ended
                                                               December 31,
                                                               2000

Income tax benefit at statutory rate                           $19,000
Change in valuation allowance                                   (19,000)

                                                               $   -

Deferred tax assets at December 31, 2000 are comprised of the following:

Net operating loss carryforwards                               $115,000
Depreciation                                                       -
Valuation allowance                                            (115,000)

                                                               $      -

At December 31, 2000, the Company had net operating loss carryforwards of approximately $115,000 that may be offset against future taxable income through 2021. If substantial changes in the Company's ownership should occur, there would also be an annual limitation of the amount of the NOL carryforwards which could be utilized. No tax benefit had been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. The tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

                    d.  Cash and Cash Equivalents

For the purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase to be cash equivalents.

                         e.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                        THE STOCKGAME COMPANY
                    (Formerly StockPick.com, Inc.)
                    (A Development Stage Company)
                  Notes to the Financial Statements
                      December 31, 2000 and 1999

NOTE 3 -WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 4 -GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to seek financing as needed from a variety of sources, although there are no assurances that such financing will be available when needed. Until such time, shareholders of the Company have committed to meeting its minimal needs.

NOTE 5 -EQUITY TRANSACTIONS

The Company's Board of Directors approved an amendment to the Articles of Incorporation in February 2000 and filed the necessary documents with the State of Nevada in February 2001. The amended articles authorize the Company to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. In February 2001, the Company effected a two-for-one forward split of its common stock.

Preferred Stock

The Company's amended certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. Accordingly, the Company's board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

Common Stock

The holders of the Company's common stock:
         Have equal ratable rights to dividends from funds legally available or payment of dividends when, as and if declared by the board of directors;


         Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;


         Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and


         Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.


                        THE STOCKGAME COMPANY
                    (Formerly StockPick.com, Inc.)
                    (A Development Stage Company)
                  Notes to the Financial Statements
                      December 31, 2000 and 1999

               NOTE 5 -EQUITY TRANSACTIONS (Continued)

In July 1999, the Company issued 4,000,000 shares of common stock for $10,000 to its founding shareholders.

                          Stock Option Plan

The Company has a stock option plan which expires ten years from December 31, 2000, the date adopted, and enabled it to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,000,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more stockholders).
Other options and SARs may be granted on terms determined by the board of directors or a committee of the board of directors. No ptions or other awards have been granted as of December 31, 2000.

                        Consulting Agreements

   In September 2000, the Company signed consulting agreements with eSAFETYWORLD and an affiliated entity, EB Consulting, under which those entities agreed to provide certain business, technical and financial consulting services to the Company as well as assist in the creation of webcentric development and marketing systems and e-commerce applications. The Company had the option to pay for these services through the issuance of 2,000,000 shares of its common stock. the total amount owed under these consulting agreements was $400,000 as of December 31,2000. The agreements are for a one-year period. Accordingly, deferred costs of $350,000 have been recorded as of December 31, 2000. It elected to exercise that right in February 2001.

In addition, eSAFETYWORLD is entitled to receive a fee equal to 5% of the Company's annual revenue in excess of $1,000,000 during the term of the agreement. The agreement with eSAFETYWORLD covers three years and automatically rolls over for an additional one year period on each anniversary date unless canceled by one of the parties.

                  NOTE 6 -RELATED PARTY TRANSACTIONS

Pursuant to the consulting agreements discussed in Note 5, a related party payable of $400,000 was recorded as of December 31, 2000. An additional $55,000 was owed to a related party as of December 31, 2000 for consulting services rendered during 1999.

                               PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 22. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended,may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 23. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Filing fee                                         $89.10

Accounting fees                                      1,500.00

Legal and professional                               7,500.00

Other                                                5,910.90

Total                                              $15,000.00

ITEM 24. RECENT SALES OF UNREGISTERED SECURITIES.

All issuances were under Section 4(2) unless otherwise indicated. The issuances under 4(2) were to officers, directors or employees or a limited number of unaffiliated persons or entities.


ITEM 25. EXHIBITS.
The following exhibits can be found as exhibits to the filings listed.

3.1             Articles of Incorporation

3.2             By-Laws

4.1             Specimen of Certificate of Common Stock

5.1             Opinion of Stephen B. Schneer LLC *

10.7            Stock Option Plan

22.1            Consent of HJ Associates, LLC

23.2            Consent of Stephen B. Schneer LLC (included in exhibit

5.1)            Letters to Shareholders

*To be filed by amendment

ITEM 26. UNDERTAKINGS.

Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission hereto before or hereafter duly adopted pursuant to authority conferred in that section.

The Registrant further undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b). If, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bohemia, State of New York, on the 9th day of JuneApril, 2001.

                                   THE STOCKGAME COMPANY

                                   By  /s/ John C. Dello-Iacono
                                  ------------------------------------
                                  John C. Dello-Iacono, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                      TITLE                            DATE
---------                     -----                           ---------


John  Dello-Iacono             Director                       April   9, 2001
Edward A. Heil                 Director                       April  9, 2001
Sal Miwa                       Director                       April  9, 2001
Peter Lau                      Director                       April  9, 2001
K. Ivan F. Gothner             Director                       April  9, 2001
S. David Cooperberg            Director                       April  9, 2001

Steven W. Schuster

Exhibit 3.1




                      ARTICLES OF INCORPORATION
                                  OF
                         STOCKPICK.COM, INC.


               FIRST:  The name of this corporation is:

                         STOCKPICK.COM, INC.
SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89705. The name and address of its resident agent is CSC Services of Nevada, Inc. at the above address.

THIRD: The nature of the business or objects or purposes may be organized under the General Corporation Law of the State of Nevada; To engage in any lawful act or activity for which corporations may be organized under the General Law of the State of Nevada.

FOURTH: The total authorized capital stock of the corporation is Two Million (2,000,000) Shares Of Common Stock Having A Par Value of $0.001, amounting to $2,000,000.

FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder. The name and post office address of the first board of directors, which shall be two (2) in number, is as follows:

NAMEPOST OFFICE ADDRESS
John C. Dello-IaconoSuite 1501, 605 Third Avenue
New York, NY  10158
Edward A. HeilSuite 1501, 605 Third Avenue
New York, NY  10158

SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH:The name and post office address of the incorporator signing the articles of incorporation is as follows:

NAME:POST OFFICE ADDRESS
Donna Gorney1013 Centre Road
Wilmington, DE  19805

EIGHTH:The corporation is to have perpetual existence.

NINTH:In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation. TENTH:Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

ELEVENTH:This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my had this 19th day of July, A.D. 1999.

Donna Gorney
Donna Gorey Incorporator

STATE OF DELAWARE        )
SS
COUNTY OF NEW CASTLE     )

On this 19th day of July, A.D., 1999, before me a Notary Public, personally appeared, Donna Gorney, who severally acknowledged that he/she executed the above instrument. Elizabeth A. Dawson Notary Public

                      CERTIFICATE OF ACCEPTANCE

                                  OF

                    APPOINTMENT OF RESIDENT AGENT

I, Lamont W. Jones, Authorized Representative, on behalf of CSC Services of Nevada, Inc. hereby accepts appointment as Resident Agent of the above-named corporation. Lamont W. JonesJuly 19, 1999 Authorized Representative


        CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                      (After Issuance of Stock)

                          STOCKPICK.COM, INC
                         Name of Corporation

We the undersigned John C. Dello_Iacono and President or Vice President John C. Dello-Iacono of Stockpick.com, Inc. Secretary or Assistant SecretaryName of Corporation do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened,
held on the 1st  day of February ,   2001 adopted a resolution to amend the
original articles as follows:


Article  is hereby amended to read as follows:


   See Attached Exhibit "A"


The number of shares of the corporation outstanding and entitled to vote on an
amendment to the Articles of Incorporation is    4,000,000: that the said
change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

John C. Dello-Iacono
President or Vice President & Secretary


Secretary or Assistant Secretary

State of        New York )
SS
County of      Suffolk)
On 2/27/01 personally appeared before me, Notary Public, John C. Dello-Iacono, who acknowledged that they executed the above instrument.
Mary Heller Signature of Notary (NOTARY STAMP OR SEAL)



               EXHIBIT "A" TO CERTIFICATE OF AMENDMENT
                     OF ARTICLES OF INCORPORATION
                                  OF
                         STOCKPICK.COM, INC.


The Articles are hereby amended to read as follows:

FIRST:The name of the corporation is: THE STOCKGAME COMPANY.

FOURTH:(a)  The Corporation shall be authorized to issue the following shares:
ClassNumber of SharesPar Value Common20,000,000$.001 Preferred 1,000,000$.001
(b) The designations and the powers, preferences and rights, and the qualifications and restrictions thereof are as follows:
(1) The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.
(2) All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank,regardless or series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.
(c) No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporations which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation;
and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any
thereof, to any said holder. (d)   The capital stock of this corporation shall
be nonassessable and shall not be subject to assessment to pay the debts of the corporation.

TWELTH:The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS
78.751 or any other law then in effect or as it may hereafter be amended.
The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys= fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director of officer acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.



Exhibit 3.2


                                BYLAWS

                                  OF
                        THE STOCKGAME COMPANY

                         A NEVADA CORPORATION


TABLE OF CONTENTS                                PAGE

ARTICLE I
OFFICES                                           1

Section 1.01
Registered Office                                 1

Section1.02
Locations of Offices                              1

ARTICLE II
STOCKHOLDERS                                      1

Section2.01
Annual Meeting                                    1

Section2.02
Special Meetings                                  1

Section2.03
Place of Meetings                                 1

Section2.04
Notice of Meetings                                1

Section2.05
Waiver of Notice                                  1

Section2.06
Fixing Record Date                                2

Section2.07
Voting Lists                                      2

Section2.08
Quorum                                            2

Section2.09
Vote Required                                     2

Section2.10
Voting of Stock                                   2

Section2.11
Proxies                                           3

Section2.12
Nomination of Directors                           3

Section2.13
Inspectors of Election                            3

Section2.14
Election of Directors                             4

Section2.15
Business at Annual Meeting                        4

Section2.16
Business at Special Meeting                       4

Section2.17
Written Consent to Action by Stockholders         4

Section2.18
Procedure for Meetings                            4

ARTICLE III
DIRECTORS                                         5

Section3.01
General Powers                                    5

Section3.02
Number, Term, and Qualifications                  5

Section3.03
Vacancies and Newly Created Directorships         5

Section3.04
Regular Meetings                                  5

Section3.05
Special Meetings                                  5

Section3.06
Meetings by Telephone Conference Call             5

Section3.07
Notice                                            5

Section3.08
Quorum                                            6

Section3.09
Manner of Acting                                  6

Section3.10
Compensation                                      6

Section3.11
Presumption of Assent                             6

Section3.12
Resignations                                      6

Section3.13
Written Consent to Action by Directors            6

Section3.14
Removal                                           6


ARTICLE IV
OFFICERS                                          6

Section4.01
Number                                            6

Section4.02
Election, Term of Office, and Qualifications      7

                                                PAGE

Section4.03
Subordinate Officers, Etc.                        7

Section4.04
Resignations                                      7

Section4.05
Removal                                           7

Section4.06
Vacancies and Newly Created Offices               7

Section4.07
The Chairman of the Board                         7

Section4.08
The President                                     7

Section4.09
The Vice-Presidents                               8

Section4.10
The Secretary                                     8

Section4.11
The Treasurer                                     9

Section4.12
Salaries                                          9

Section4.13
Surety Bonds                                      9



ARTICLE V
EXECUTION OF INSTRUMENTS, BORROWING
MONEY, AND DEPOSIT OF CORPORATE FUNDS             9

Section5.01
Execution of Instruments                          9

Section5.02
Loans                                             10

Section5.03
Deposits                                          10

Section5.04
Checks, Drafts, Etc.                              10

Section5.05
Bonds and Debentures                              10

Section5.06
Sale, Transfer, Etc. of Securities                10

Section5.07
Proxies                                           10

ARTICLE VI
CAPITAL STOCK                                     10

Section6.01
Stock Certificates                                10

Section6.02
Transfer of Stock                                 11

Section6.03
Regulations                                       11

Section6.04
Maintenance of Stock Ledger
at Principal Place of Business                    11

Section6.05
Transfer Agents and Registrars                    11

Section6.06
Closing of Transfer Books
and Fixing of Record Date                         11

Section6.07
Lost or Destroyed Certificates                    12

ARTICLE VII
EXECUTIVE COMMITTEE AND OTHER COMMITTEES          12

Section7.01
Executive Committee                               12

Section7.02
Other Committees                                  12

Section7.03
Proceedings                                       12

Section7.04
Quorum and Manner of Acting                       13

Section7.05
Resignations                                      13

Section7.06
Removal                                           13

Section7.07
Vacancies                                         13

Section7.08
Compensation                                      13

ARTICLE VIII
INSURANCE AND OFFICER AND DIRECTOR CONTRACTS      13

Section8.01
Indemnification:  Third-Party Actions             13

Section8.02
Indemnification:  Corporate Actions                14

Section8.03
Determination                                      14

Section8.04
Advances                                           14

Section8.05
Scope of Indemnification                           14

                                                  PAGE


Section8.06
Insurance                                          15

Section8.07
Officer and Director Contracts                     15


ARTICLE IX
FISCAL YEAR                                         15

ARTICLE X
DIVIDENDS                                           15


ARTICLE XI
AMENDMENTS                                          15


CERTIFICATE OF SECRETARY                            16


                                BYLAWS
                                  OF
                        THE STOCKGAME COMPANY
                              ARTICLE I
                               OFFICES

Section 1.01

Registered Office. The registered office shall be at such address as shall be set forth from time to time in the office of the Secretary of State of the State of Nevada.

Section 1.02

Locations of Offices. The corporation may also have offices at such other places both within and without the state of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

                              ARTICLE II
                             STOCKHOLDERS

Section2.01

Annual Meeting. The annual meeting of the stockholders shall be held within 180days after the end of the corporation's fiscal year at such time as is designated by the board of directors and as is provided for in the notice of the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 2.02
Special Meetings. Special meetings of the stockholders may be called at any time in the manner provided in the articles of incorporation. At any special meeting of the stockholders, only such business shall be conducted as shall have been stated in the notice of such special meeting.

Section 2.03
Place of Meetings. The board of directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders entitled to vote at a meeting
may designate any place, either within or   without the state of
ncorporation, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be at the registered office of the corporation.

Section2.04
Notice of Meetings. The secretary or assistant secretary, if any, shall cause notice of the time, place, and purpose or purposes of all meetings of the stockholders (whether annual or special), to be mailed at least 10 but not more than 60 days prior to the meeting, to eachstockholder of record entitled to vote.

Section 2.05
Waiver of Notice. Any stockholder may waive notice of any meeting of stockholders (however called or noticed, whether or not called or noticed, and whether before, during, or after the meeting) by signing a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether a waiver, consent, or approval is signed or any objections are made, unless attendance is solely for the purpose of bjecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

Section 2.06
Fixing Record Date.  For the purpose of determining:
         (i) stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting;
         (ii) stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any change, conversion, or exchange of stock; or
        (iii) stockholders of the corporation for any other lawful purpose, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case o be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting, the day preceding the date on which notice of the meeting is mailed shall be the record date. For any other purpose, the record date shall be the close of business on the date on which the resolution of the board of directors pertaining thereto is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
Failure to comply with this section shall not affect the validity of any action taken at a meeting of stockholders.

Section2.07
Voting Lists. The officers of the corporation shall cause to be prepared from the stock ledger, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the registered office of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.08
Quorum. Stock representing a majority of the voting power of all outstanding stock of the corporation entitled to vote, present in person or represented by roxy, shall constitute a quorum at all meetings of the stockholders for the transaction of usiness, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the tockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be resent or represented. At such
reconvened meeting at which a quorum is   present or represented,
any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.09
Vote Required. When a quorum is present at any meeting, the voteof the holders of stock having a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the statutes of the state of Nevada or of the articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10
Voting of Stock. Unless otherwise provided in the articles of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by roxy for each share of the capital stock having voting power held by such stockholder, subject to the modification of such voting rights of any class or classes of the corporation's capital stock by the articles of incorporation.

Section 2.11
Proxies. At each meeting of the stockholders, each stockholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy hall exist only in case the instrument authorizing such proxy to act shall have been executed in riting by the registered holder or holders of such stock, as the case may be, as shown on the stock ledger of the corporation or by his attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or if only one be present, that one (unless the instrument shall otherwise provide) shall have all of the powers conferred by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the stock so held, and the persons whose shares are pledged shall be entitled to vote, unless the transfer by the pledgor in the books and records of the corporation shall have expressly empowered the pledgee to vote thereon, in hich case the pledgee or his proxy may represent such stock and vote thereon. No proxy shall be voted or acted on after six months from its date, unless the proxy is coupled with an interest, or unless the proxy provides for a longer period not to exceed seven years.

Section2.12
Nomination of Directors.  Only persons who are nominated in
accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders at which directors are to be elected only (a)by or at the direction of the board of directors or (b)by any stockholder of the corporation entitled to vote for the election of directors at a meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the board of rectors, shall be made by timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the registered office of the corporation not less than 30days prior to the date of the meeting; provided, in the event that less than 40days'notice of the date of the meeting is given or made to stockholders, to be timely, a stockholder's notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed. Such stockholder's notice shall set forth (a)as to each person whom such stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to regulation14A under the Securities Exchange Act of 1934, as amended (including each such person's written consent to serve as a director if elected); and (b)as to the stockholder giving the notice (i)the name and address of such stockholder as it appears on the corporation's books, and (ii)the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this section. The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions, and if such officer should so determine, such officer shall so declare to the meeting, and the defective
nomination   shall be disregarded.

Section 2.13
Inspectors of Election. There shall be appointed at least oneinspector of the vote for each stockholders' meeting. Such inspector(s) shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. Unless appointed in advance of any such meeting by the board of directors, such inspector(s) shall be appointed for the meeting by the presiding officer. No director or candidate for the office of director shall be appointed as such inspector. Such inspector(s) shall be responsible for tallying and certifying each vote required to be tallied and certified by them as provided in the resolution of the board of directors appointing them or in their appointment by the person presiding at such meeting, as the case may be.


Section 2.14Election of Directors. At all meetings of the stockholders at which directors are to be elected, except as otherwise set forth in any preferred stock designation (as defined in the articles of incorporation) with
respect to the right of the holders of any   class or series of preferred
stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast at the meeting. The election need not be by ballot unless any stockholder so demands before the voting begins. Except as otherwise provided by law, the articles of incorporation, any preferred stock designation, or these bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

Section2.15
Business at Annual Meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting
(a)by or at thedirection of the board of directors or (b)by any stockholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section.
For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the registered offices f the corporation not less than 30days prior to the date of the annual meeting; provided, in the event that less than 40days' notice of the date of the meeting is given or made to stockholders, to be timely, a stockholder's notice shall be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed. A stockholder's notice to the secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (a) brief description of the matter desired to be brought before the annual meeting and the reasons for presenting such matter at the annual meeting,
(b)the name and address, as they appear on the corporation's books, of the stockholder proposing such matter, (c)the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder, and (d)any material interest of such stockholder in such matter. Notwithstanding anything in these bylaws to the contrary, no matter shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section. The officer of the corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a matter was not properly brought before the meeting in accordance with such provisions, and such matter shall not be presented or voted on by the stockholders.

Section 2.16
Business at Special Meeting. At any special meeting of the stockholders, only such business shall be conducted as shall have been stated in the notice of such special meeting.

Section2.17Written Consent to Action by Stockholders. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary toauthorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.18
Procedure for Meetings. Meeting of the stockholders shall be conducted pursuant to such reasonable rules of conduct and protocol as the board of directors or the officer of the Corporation or other person presiding at the meeting may prescribe or, if no such rules are prescribed, in accordance with the most recent published edition of Robert's Rules of Order.


                             ARTICLE III
                              DIRECTORS

Section 3.01
General Powers. The business of the corporation shall be managed under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.02Number, Term, and Qualifications. The number of directors which shall constitute the board, subject to the limitations set forth in the articles of incorporation, shall be determined by resolution of a majority of the total number of directors if there were no vacancies (the "Whole Board") or, if there are fewer directors than a majority of the Whole Board, by the unanimous consent of the remaining directors or by the stockholders at the annual meeting of the stockholders or a special meeting called for such purpose, except as provided in section 3.03 of this article, which such resolution shall be incorporated by this reference into and shall be a part of these bylaws. Each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the state of incorporation or stockholders of the corporation.

Section 3.03
Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum of the Whole Board, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.04
Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution the time and place,either within or without the state of
incorporation, for the holding of   additional regular meetings  without other
notice than such resolution.

Section 3.05
Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, president, or any two directors or, in the absence or disability of the president, by any vice-president. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the board of directors called by them.

Section 3.06
Meetings by Telephone Conference Call. Members of the board of directors may participate in a meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.07
Notice. Notice of any special meeting can be given at least 72hours prior thereto by written notice delivered personally or sent by facsimile transmission confirmed by registered mail or certified mail, postage prepaid, or by overnight courier to ach director. Any such notice shall be deemed to have been given as of the date so personally delivered or sent by facsimile transmission or as of the day following dispatch by overnight courier. Each director shall register his or her address and telephone
number(s) with the secretary   for purpose of receiving notices.  Any
director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. An entry of the service of notice given in the manner and at the time provided for in this section may be made in the minutes of the proceedings of the board of directors, and such entry, if read and approved at a subsequent meeting of the board of directors, shall be conclusive on the issue of notice.

Section3.08
Quorum. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided,that the directors present at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by majority of the required quorum for such meeting. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.09
Manner of Acting.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of
directors, and individual directors shall   have no power as such.

Section 3.10
Compensation.  By resolution of the board of directors, the
directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each
meeting of the board of directors or a stated   salary as director.
No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.11
Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he shall forward such dissent by registered or certified mail to the secretary of the corporation mmediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12
Resignations. A director may resign at any time by delivering a written resignation to either the president, a vice president, the secretary, or assistant secretary, if any. The resignation shall become effective on giving of such notice, unless such notice specifies a later time for the effectiveness of such resignation.

Section3.13
Written Consent to Action by Directors. Any action required to be aken at a meeting of the directors of the corporation or any other action which may be taken at a meeting f the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

Section 3.14
Removal.  Subject to any limitations set forth in the articles of ncorporation or the corporate statutes of the state of Nevada, at a meeting expressly called for that purpose, one r more directors may be removed by a
vote of a majority of the shares of    outstanding stock of  the corporation
entitled to vote at an election of directors.


                              ARTICLE IV
                               OFFICERS

Section 4.01
Number. The officers of the corporation shall be a president, a secretary, a reasurer, and such other officers as may be appointed by the board of directors. The board of directors may elect, but shall not be required to elect, a chairman of the board and one or more vice-presidents, and the board of directors may appoint a general manager.

Section 4.02
Election, Term of Office, and Qualifications. The officers shall be chosen by the board of directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the board of directors, officers may be chosen at any regular or special meeting of the board of directors. Each such officer (whether chosen at an annual meeting of the board of directors) shall hold his office until the next ensuing annual meeting of the board of directors and until his successor shall have been chosen and qualified, or until his death or until his resignation or removal in the manner provided in these bylaws. Any one person may hold any two or more f such offices, except that the president shall not also be the secretary. No person holding two or more offices shall execute any instrument in the capacity of more than one office. The chairman of the board, if any, shall be and remain director of the corporation during the term of his office. No other officer need be a director.

Section 4.03
Subordinate Officers, Etc. The board of directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the board of directors from time to time may determine. The board of directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be stockholders or directors.

Section 4.04
Resignations. Any officer may resign at any time by delivering a written resignation to the board of directors, the president, or the secretary. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section4.05
Removal. Any officer may be removed from office at any special meeting of the board of directors called for that purpose or at a regular meeting, by the vote of a majority of the directors, with or without cause. Any officer or agent appointed in accordance with the provisions of section
4.03 hereof may also be removed, either with or without cause, by any officer on whom such power of removal shall have been conferred by the board of directors.

Section 4.06
Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause or if a new office shall be created, then such vacancies or newly created offices may be filled by the board of directors at any regular or special meeting.

Section4.07
The Chairman of the Board. The chairman of the board, if there be such an officer, shall have the following powers and duties:

            (a)To preside at all stockholders' meetings;

            (b)To preside at all meetings of the board of directors; and

            (c)To be a member of the executive committee, if any.

Section4.08
The President.  The president shall have the following powers and duties:

(a)To be the chief executive officer of the corporation and, subject to the irection of the board of directors, to have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents;

(b)If no chairman of the board has been chosen or if such officer is absent or disabled, to preside at meetings of the stockholders and board of directors;

(c)To be a member of the executive committee, if any;

(d)To be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(e)To have all power and perform all duties normally incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

Section 4.09
The Vice-Presidents. The board of directors may, from time to time, designate and elect one or more vice-presidents, one of whom may be designated to serve as executive vice-president. Each vice-president shall have such powers and perform such uties as from time to time may be assigned to him by the board of directors or the president. At the request or in the absence or disability of the president, the executive vice-president or, in the absence or disability of the executive vice-president, the vice-president designated by the board of directors or (in the absence of such designation by the board of directors) by the president, as senior vice-president, may perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the president.

Section4.10
The Secretary.  The secretary shall have the following powers and uties:

(a)To keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the board of directors in books provided for that purpose;

(b)To cause all notices to be duly given in accordance with the provisions of hese bylaws and as required by statute;

(c)To be the custodian of the records and of the seal of the corporation, and
o cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its
seal shall have been duly authorized in accordance with   these bylaws, and
when so affixed, to attest the same;

(d)To see that the books, reports, statements, certificates, and other ocuments and records required by statute are properly kept and filed;

(e)To have charge of the stock ledger and books of the corporation and cause such books to e kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the amount of stock held by each holder and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, on application, the original or duplicate stock ledger. He shall cause the stock ledger referred to in section6.04 hereof to be kept and exhibited at the registered office of the corporation, or at such other place as the board of directors shall determine, in the manner and for the purpose provided in such section;

(f)To be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(g)To perform in general all duties incident to the office of secretary and such other duties as are given to him by these bylaws or as from time to time may be assigned to im by the board of directors or the president.

Section 4.11
The Treasurer.  The treasurer shall have the following powers and duties:

(a)To have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation;

(b)To cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with section5.03 hereof;

(c)To cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in section 5.04 hereof) drawn on the authorized depositoies of the corporation, and tocause to be taken and preserved property vouchers for all monies disbursed;

(d)To render to the board of directors or the president, whenever requested, a statement of the financial condition of the corporation and of all of his transactions as treasurer, and render a full financial report at the annual meeting of the stockholders, if called on to do so;

(e)To cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any directors on request during business hours;

(f)To be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation;

(g)To perform in general all duties incident to the office of treasurer and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president; and

(h)To, in the absence of the designation to the contrary by the board of directors, to act as the chief financial officer and/or principal accounting officer of the corporation.

Section 4.12
Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

Section4.13
Surety Bonds.  In case the board of directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned on the faithful performance of his duties to the corporation, including responsibility for negligence and for the proper accounting of allproperty, monies, or securities of the corporation which may
come into his   hands.




                              ARTICLE V
            EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,
                    AND DEPOSIT OF CORPORATE FUNDS

Section5.01
Execution of Instruments. Subject to any limitation contained in the articles of incorporation or these bylaws, the president or any vice-president may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the board of directors. The board of directors may, subject to any limitation contained in the articles of incorporation or in these bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

Section 5.02
Loans. No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the board of directors. Any such authorization may be general or confined to specific instances.

Section5.03
Deposits. All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the board of directors may select or as from time to time may be selected by any officer or agent authorized to do so by the board of directors.

Section5.04
Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the board of directors from time to time may determine.

Section 5.05
Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the president or a vice president and by the secretary and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation, or other trustee designated by an indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed or whose facsimile signature has been used on any such bond or debenture shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 5.06
Sale, Transfer, Etc. of Securities. Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment shall be effected by the president or by any vice-president and the secretary or assistant secretary, or by any officer or agent thereunto authorized by the board of directors.

Section 5.07Proxies. Proxies to vote with respect to stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the president or any vice-president and the secretary or assistant secretary of the corporation or by any officer or agent thereunder authorized by the board of directors.


                              ARTICLE VI
                            CAPITAL STOCK

Section6.01
Stock Certificates.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by the president or any vice-president and the secretary or assistantsecretary, and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class, or series of stock owned by him in the corporation; provided, however, that where such a certificate is countersigned by (a)a transfer agent or an assistant transfer agent, or (b)registered by a registrar, the signature of any such president, vice-president, secretary, or assistant secretary may be a facsimile. In case any officer who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon has not ceased to be such officer. Certificates representing stock of the corporation shall be in such form as provided by the statutes of the state of incorporation. There shall be entered on the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the stock represented thereby, the number and kind, class, or series of such stock, and the date of issuance thereof. Every certificate
exchanged or returned to  the corporation shall   be marked "canceled" with
the date of cancellation.

Section 6.02
Transfer of Stock.  Transfers of stock of the corporation shall be made on the books of the corporation on authorization of the holder of record thereof or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or its transfer agent, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such stock. Except as provided by law, the corporation and its
transfer agents and   registrars, if any, shall be entitled to treat the
holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

Section6.03
Regulations. Subject to the provisions of the articles of incorporation, the board of directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for stock of the corporation.

Section 6.04
Maintenance of Stock Ledger at Principal Place of Business. A stock ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place as the board of directors shall determine, containing the names alphabetically arranged of the stockholders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of stock held by each. Such stock ledgers shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.


Section6.05
Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation and may require all such certificates to bear the signature of either or both. The board of directors may from time to time define the respective duties of such transfer agents and registrars.
No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

Section6.06
Closing of Transfer Books and Fixing of Record Date Board of directors shall have power to close the stock ledgers of the corporation for a period of not
to exceed 60days preceding the date of any meeting of   stockholders, the
date for payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose.

(b)In lieu of closing the stock ledgers as aforesaid, the board of directors may fix in advance a date, not less than 10days and not exceeding 60 days preceding the date of any meeting of stockholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or the date for obtaining the consent of the stockholders for any purpose, as a record date for the etermination of the stockholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, entitled to receive payment of any such dividend, to any such allotment of rights, to exercise the rights in respect of any such change, conversion orexchange of capital stock, or to give such consent.

(c)If the stock ledgers shall be closed or a record date set for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for or such record date shall be set as of a date at least 10days immediately preceding such meeting.

Section 6.07
Lost or Destroyed Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives to give the corporation a bond in such form and amount as the board of directors may direct and with such surety or sureties as may be satisfactory to the board, and to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of the new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.


                             ARTICLE VII
               EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 7.01
Executive Committee. The board of directors, by resolution adopted by a majority of the Whole Board, may appoint from its membership an executive committee of not less than three members (whose members shall include the chairman of the oard, if any, and the president, one of whom shall act as chairman of the executive committee, as the board may designate). The board of directors shall have the power at any time to dissolve the executive committee, to change the membership thereof, and to fill vacancies thereon. When the board of directors is not in session, the executive committee shall
have and may   exercise all of the powers delegated to it by the board of
directors, except the following powers:  to   fill vacancies in the
board of directors; to appoint, change membership of, or fill vacancies in any other committee appointed by the board of directors; to declare dividends or other distributions to stockholders; to adopt, amend, or repeal the articles of incorporation or these bylaws; to approve any action that also requires stockholder approval; to amend or repeal any resolution of the board of directors which by its express terms is not so amendable or repealable; to fix the compensation of directors for serving on the board of directors or on any committee; to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets; to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; to recommend to stockholders an amendment of bylaws; or to authorize the issuance of stock (provided that the executive committee, if so directed by the board of directors, may determine the number of shares of stock to be issued to individuals and the amount of consideration for which such shares shall be issued not in excess of the number of shares authorized to be issued by the board of directors).

Section 7.02
Other Committees. The board of directors, by resolution adopted by a majority of the Whole Board, may appoint such other committees as it may, from time to time, deem proper and may determine the number of members, frequency of meetings, and duties thereof.

Section 7.03Proceedings. The executive committee and such other committees as may be esignated hereunder by the board of directors may fix their own presiding and recording officer or officers and may meet at such place or places, at such time or times, and on such notice (or without notice) as it
shall determine from time to time.  Each committee may   make rules for the
conduct of its business as it shall from time to time deem necessary. It will keep a record of its proceedings and shall report such proceedings to the board of directors at the meeting of the board of directors next following.

Section7.04
Quorum and Manner of Acting. At all meetings of the executive committee and of such other committees as may be designated hereunder by the board of directors, the presence of members constituting a majority of the total membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the executive committee and of such other committees as may be designated hereunder by the board of directors shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 7.05Resignations. Any member of the executive committee and of such other committees as may be designated hereunder by the board of directors may resign at any time by delivering a written resignation to either the board of directors, the president, the secretary, or assistant secretary, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 7.06
Removal. The board of directors may, by resolutions adopted by a majority of the Whole Board, at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section7.07
Vacancies. If any vacancy shall occur in the executive committee or of any other committee designated by the board of directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the illing of such vacancy, constitute the then total authorized membership of the committee and continue to act, unless such committee is left with only one member as a result thereof. Such vacancy may be filled at any meeting of the Whole Board or, if the authority to do so is delegated to the board of directors by the Whole Board, by action taken by a majority of the quorum of the board of directors.

Section 7.08
Compensation. The Whole Board may allow a fixed sum and expenses of attendance to any member of the executive committee or of any other committee designated by it hereunder who is not an active salaried employee of the corporation for attendance at each meeting of the said committee.


                             ARTICLE VIII
             INSURANCE AND OFFICER AND DIRECTOR CONTRACTS

Section8.01
Indemnification: Third-Party Actions. The corporation shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding,if he acted in good faith and in a manner which he reasonably believed to bein or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section8.02
Indemnification: Corporate Actions. The corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in ts favor by reason of the fact that he is or was a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the corporation or is or was serving as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section8.03
Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections8.01 and8.02 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under sections
8.01 or 8.02 hereof, unless ordered by a court, shall be made by the corporation only in a specific case in which a determination is made that indemnification of the director, officer,employee, or agent is proper in the
circumstances because he has met the   applicable standard or conduct set
forth in sections 8.01 or 8.02 hereof. Such determination shallbe made either (i)by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding,
(ii)if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii)by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose.

Section8.04
Advances. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by this section. Such expenses incurred by other employees and agents may be so paid on such terms and conditions, if any, as the board of directors deems appropriate.

Section 8.05Scope of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, sections 8.01, 8.02, and 8.04:
(a)Shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and unless otherwise provided when authorized or ratified, continue as to a person who ceases to be a director, officer, employee, or agent of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section8.06
Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability.

Section 8.07
Officer and Director Contracts. No contract or other transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors, officers, or have a financial interest, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction or solely because the vote or votes of each director or officer are counted for such purpose, if:

(a)The material facts of the relationship or interest are disclosed or known to the board of directors or committee and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a
majority of the disinterested  directors even though the   disinterested
directors be less than a quorum;

(b)The material facts of the relationship or interest is disclosed or known to the stockholders and they approve or ratify the contract or transaction in good faith by a majority vote of the shares voted at a meeting of stockholders called for such purpose or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders); or

(c)The contract or transaction is fair as to the corporation at the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders.


                              ARTICLE IX
                             FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Whole Board.


                              ARTICLE X
                              DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the articles of incorporation and bylaws.


                              ARTICLE XI
                              AMENDMENTS

All bylaws of the corporation, whether adopted by the board of directors or the stockholders,shall be subject to amendment, alteration, or repeal, and new bylaws may be made, except that:

(a)No bylaw adopted or amended by the stockholders shall be altered or repealed by the board of directors;

(b)No bylaw shall be adopted by the board of directors which shall require more than the stock representing a majority of the voting power for a quorum at a meeting of stockholders or more than a majority of the votes cast to constitute action by the stockholders, except where higher percentages are required by law;

(c)If any bylaw regulating an impending election of directors is adopted or amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors, the bylaws so adopted or amended or repealed, together with a concise statement of the changes made; and

(d)No amendment, alteration, or repeal of this articleXI shall be made except by the stockholders.


                       CERTIFICATE OF SECRETARY

The undersigned does hereby certify that such is the secretary of THE STOCKGAME COMPANY, a corporation duly organized and existing under and by virtue of the laws of the state of Nevada; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of said corporation by unanimous consent dated effective July
21, 2000, and that the above and foregoing bylaws are now in full force and effect and supersede and replace any prior bylaws of the corporation.

DATED effective this __21_ day of ___July__, 1999.



Edward A. Heil,     Secretary
                   FORM OF COMMON STOCK CERTIFICATE



                                   EXHIBIT 4.1

    Number                                                          Shares
/---------/                                                      /--------/
                               THE STOCKGAME COMPANY
                   AUTHORIZED COMMON STOCK: 20,000,000 SHARES
                                PAR VALUE: $.001



                       THIS CERTIFIES THAT
         ---------------------------------------------
IS THE RECORD HOLDER OF

         Shares of The StockGame Company Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the
Registrar.     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



Dated:

--------------------------                         -----------------------------
         Secretary                                            President

THE STOCKGAME COMPANY
                                   CORPORATE
                                      SEAL
                                     NEVADA


NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


                  TEN COM - as tenants in common    unif gift min act-
 ......Custodian.........
                  TEN ENT - as tenants by the entireties  (Cust(Minor)
                  JF TEN - as joint tenants with right    under Uniform Gifts to
                           of survivorship and not as     Minors Act ...........

                      tenants in common                          (State)
       Additional abbreviations may also be used though not in the above list For Value Received, ____________ hereby sell, assign and transfer unto (Please insert Social Security or Other Identifying Number of Assignee)
     --------------------------------------------------------------------------
    (Please print or typewrite name and address, including zip code of Assignee)
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
         _____________________________________________________________Shares of
         the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

         ____________________________________________________________Attorney
         to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
         Dated _______________________

------------------------------------------------------------------------------
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever






Exhibit 10.7
                        THE STOCKGAME COMPANY
                      2000 STOCK INCENTIVE PLAN


1.Purpose.

The purpose of this Plan is to enable Sunrise Acquisitions, Inc. and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to directors, officers and other eligible key employees, consultants and advisors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates.

2.Definitions.

For purposes of the Plan:

2.1"Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share of Common Stock paid to holders of the Shares of Common Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

2.2"Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one of more intermediaries, controlling, controlled by or under common control with the Company.

2.3"Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Award.

2.4"Award" means an Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right granted or to be granted pursuant to the Plan.

2.5"Board" means the Board of Directors of the Company.

2.6"Cause" means:

(a)Solely with respect to Nonemployee Directors, the commission of an act of fraud or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, and

(b)For all other purposes, unless otherwise defined in the Agreement evidencing a particular Award, an Optionee (other than a Nonemployee Director)
(i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit, or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

2.7"Change in Capitalization" means any increase or reduction in the Number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.8A "Change in Control" shall mean the occurrence during the term of the Plan of either of any "person" (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities, except that the issuance of shares of Common Stock in a public offering made pursuant to the Securities Act of 1933, as amended shall not constitute a Change of Control.

2.9"Code" means the Internal Revenue Code of 1986, as amended.

2.10"Committee" means a committee, as described in Section 3.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

2.11"Company" means The StockGame Company (including any and all subsidiaries currently existing or hereafter acquired or established).

2.12"Director Option" means an Option for Shares, Stock Appreciation Rights or Units granted pursuant to Section 6.

2.13"Disability" means a physical or mental infirmity which impairs an Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

2.14 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

               2.15 "Eligible Individual" means any director (other than a Nonemployee Director), officer or employee of, or consultant or advisor to, the Company or an Affiliate who is receiving cash compensation and who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

               2.16 "Employee Option" means an option granted pursuant to
Section 5.

               2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               2.18 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal securities exchange on which such Shares are listed, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and closing asked price per Share on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value as established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

               2.19 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

               2.20 "Nonemployee Director" means a director of the Company who is not an employee of the Company or an Affiliate.

               2.21 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

               2.22 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, an Employee Option or any or all of them.

               2.23 "Optionee" means a person to whom an Option is being granted under the Plan.

               2.24 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

               2.25 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

               2.26 "Plan" means The SL Group, Inc. 1999 Stock Option Plan.

               2.27 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles as defined in Opinion No. 16 of the Accounting Principles Board and the amendments thereto.

2.28"Shares" means the common stock, par value $.001 per share, of the Company and any securities or other consideration issuable in respect of Shares in connection with a Change in Capitalization or Change in Control.

2.29"Stock Appreciation Right" or "SARs" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 8 hereof.

2.30"Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

2.31"Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

2.32"Ten Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary thereof.

3.Administration.

3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company. If the Board of Directors has any Disinterested Directors or Outside Directors, at least one such Disinterested or Outside Director shall be on the Committee. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.2Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                    (a) determine those Eligible Individuals to whom Employee Options shall be granted under the Plan and the number of Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of this Plan;

(b) construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or the exercise of this power shall be final, binding and conclusive upon the Company, its Affiliate Corporations, the Options, and all other persons having any interest therein;

(c) determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of this Plan;

(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

4.Stock Subject to the Plan.

4.1The maximum number of Shares that may be made the subject of Options granted under the Plan is 1,000,000. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to
Section 11. The Company shall reserve for purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.2Upon the granting of an Option, the number of Shares available under
Section 4.1 for the granting of further Options shall be reduced by the number of shares subject to such Option granted. Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled or therwise terminated portion of the Option may again be the subject of Options granted hereunder.

5. Option Grants for Eligible Individuals.

5.1Authority of Committee.   Subject to the provisions of the Plan, the
Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement.

5.2Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

5.3Maximum Duration.Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option granted hereunder shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4Vesting. Subject to Section 7.5 hereof, each Employee Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5Modification.No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

6.Option Grants for Nonemployee Directors.

           6.1Purchase Price. The purchase price for Shares or SARs under each Director Option shall be not less than to 100% of the Fair Market Value of such Shares on the date immediately preceding the date of the grant unless specifically determined to be otherwise by the Committee.

6.2Vesting.   Subject to Sections 6.3 and 7.5 each Director Option shall become exercisable within four (4) equal annual installments beginning on the date of grant; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit that portion of the Director Option which remains unvested.

6.3Limitations on Amendment.The provisions in this Section 6 and Section 7.1 shall not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules and regulations thereunder.

7.Terms and Conditions Applicable to All Options.

7.1Duration.   Each Option shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

(a)If an Optionee's employment or service terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date of the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

(b)If an Optionee's employment or service terminates by reason of the Optionee's Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

(c)If an Optionee's employment or service terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

(d)If an Optionee dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (a) or (b), respectively, of this Section 7.1 the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent and distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, such Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

Notwithstanding clauses (a) through (d) above, the Agreement evidencing the grant of an Employee Option may, in the Committee's sole and absolute discretion, set forth additional or different terms and conditions applicable to Employee Options upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the Employee Option is granted or thereafter.

7.2Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

7.3Method of Exercise.   The exercise of an option shall be made only by a
written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Employee Option may consist of either of the following (or any combination thereof): (i) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

7.4Rights of Optionees.   No Optionee shall be deemed for any purpose to be
the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

7.5Effect of Change in Control.In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become
immediately and fully vested and exercisable.   In addition, to the extent
set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Employee Option or portion thereof surrendered; provided, however, that in the case of an Employee Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Employee Option. In the event an Optionee's employment or service with the Company is terminated by the Company following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee's employment or service or the expiration of the stated term of the Option.

8.Stock Appreciation Rights.The Committee may, in its discretion, either alone or in connection with the grant of an Employee Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms.

8.1Time of Grant.    A Stock Appreciation Right may be granted (i) at any time
if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

8.2Stock Appreciation Right Related to an Option.

(a) Exercise. Subject to Section 8.8, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock
Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

(b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

               1. Treatment of Related Options  and Stock Appreciation Rights
                  Upon Exercise.

Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted inconnection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 7.3, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.



8.3Stock Appreciation Right Unrelated to an Option.
The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall not have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to contain such terms and conditions as to exercisability (subject to Section 8.8), vesting and duration as the Committee shall determine, but, in no event, shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the same Stock Appreciation Right at the time it is granted.

8.4Method of Exercise. Stock Appreciation Rights shall be exercised by a holder only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the holder shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the holder.

8.5Form of Payment.Payment of the amount determined under Sections 8.2(b) or
8.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value in the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Sections 8.2(b) or 8.3 to an officer of the Company who is subject to liability under Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings (the "Window Period") or (ii) pursuant to an irrevocable election to receive cash made at least six (6) months prior to the exercise of such Stock Appreciation Right.

8.6Modification.No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the holder's consent.

8.7Effect of Change in Control.In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a holder will be entitled to receive a payment in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shared over (B) the aggregate Fair
Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised; provided, however, that in the case of a Stock Appreciation Right granted within six (6) months of the Change in Control to any holder who may be subject to liability under Section 15(b) of the Exchange Act, such holder shall be entitled to exercise his or her Stock Appreciation Right during the sixty (60) day period commencing upon the expiration of six months from the date of grant of any such Stock Appreciation Right. In the event of a holder's employment or service with the Company is terminated by the Company following a Change in Control, each Stock Appreciation Right held by the holder that was exercisable as of the date of termination of the holder's employment or service shall remain exercisable for a period ending but not before the earlier of the first anniversary of the termination of the holder's employment or service or the expiration of the stated term of the Stock Appreciation Right.

9.Adjustment Upon Changes in Capitalization.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number of Shares with respect to which Options may be granted under the Plan,
(ii) maximum number of Shares with respect to which Options may be granted to any Eligible Individual during the term of the Plan, (iii) the number of Shares which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable, and (iv) the number of Shares in respect of which Director Options are to be granted under Section 6.

(b)Any such adjustment in the Shares subject to Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c)If, by reason of a Change of Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, prior to such Change in Capitalization.

10.Effect of Certain Transactions.Subject to Sections 7.5 and 8.7 or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company, the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms.

11.Interpretation.

(a)The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b)The Director Options described in Section 6 are intended to qualify as formula awards under Rule 16b-3 promulgated under the Exchange Act (thereby preserving the disinterested status of Nonemployee Directors receiving such Awards) and the Committee shall generally interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shallinterpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall not affect the validity of the Plan.

(c)Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as performance-based compensation.

12.Pooling Transactions.

Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent public accounting firm engaged by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to(i) deferring the vesting, exercise, payment or settlement in respect of anyOption, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquiree of the Company, or a combination of the foregoing, and (iii) providing for the extension of term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

13.Termination and Amendment of the Plan.

The Plan shall terminate on the preceding the tenth anniversary of the date of its adoption by the stockholders of the Company, and no Option may be granted thereafter. Subject to Section 6.5, the Board may sooner terminate the Plan, and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) No such amendment, modification, suspension or termination shall impair or adversely alter any Award already granted under the Plan, except with the consent of the Optionee or holder of an SAR nor shall any amendment, modification or termination deprive any Optionee or holder of an SAR of any Shares which he or she may have acquired through or as a result of the Plan; and

(b)To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

14.Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating anylimitations on thepower of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.Limitation of Liability.
As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)give any person any right to be granted an Option other than at the sole discretion of the Committee;

(b)give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)limit in any way the right of the Company to terminate the employment of any person at any time; or

(d)be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

16.Regulations and Other Approvals; Governing Law.

16.1 Except as to matters of Federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York.

16.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

16.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

16.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval or any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

16.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require an individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an exemption applicable under the Securities Act as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

17.Miscellaneous.

17.1Multiple Agreements.The terms of each Award granted to an Eligible Individual may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

17.2Withholding of Taxes.

(a) At such times as an Optionee or holder of an SAR recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or holder shall pay other amounts as may be required by law to be withheld by the Company in issuance or release from escrow of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or holder an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or holder may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or holder who may be subject to liability under Section 16(b) of the Exchange Act either; (i)(A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii)(A) the Tax Election is made at least six (6) months after the date the Award was granted, (B) the Award is exercised during the Window Period and (C) the Tax Election is made during the Window Period in which the related Award is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify this Section 17.2 (other than as regards Director Options) or impose such other restrictions or limitations on Tax Elections to be made at such times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

(b)If an Optionee makes a disposition, within the meaning of Section 424 (c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

17.3 Effective Date.The effective date of the Plan shall be December 31, 2000.


                   Consent of HJ & Associates, LLC
                             Exhibit 22.1
                         HJ & Associates, LLC
                      Key Bank Tower, Suite 1450
                         50 South Main Street
                     Salt Lake City, Utah  84144
                         Tel. (801) 328-4408
                          Fax (801) 328-4461


                    INDEPENDENT AUDITORS CONSENT

To the Owners The StockGame Company Bohemia, New York

We consent to the use in this Registration Statement of The StockGame Company on Form SB-2 of our audit report dated March 20, 2001 for The StockGame Company for the year ended December 31, 2000, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

                         HJ & Associates, LLC
                        Salt Lake City, Utah
                            April 4, 2001
                              Exhibit 99
                          eSAFETYWORLD, Inc.
                           80 Orville Drive





               TO ALL ESAFETYWORLD, INC. STOCKHOLDERS:
On             [__], 2001, the Board of Directors of eSAFETYWORLD, Inc.
("eSAFETYWORLD") declared a dividend of 600,000 shares of The StockGame Company ("StockGame") which will result in StockGame becoming a separate, publicly-traded company. If you are a stockholder of eSAFETYWORLD as of the close of business on [_____________], 2001, the record date for the dividend, stock certificates representing your shares in StockGame will be mailed to you on or about [__________], 2001. For every five shares of eSAFETYWORLD that you hold as of the close of business on this date, you will receive one share of StockGame, except that no fractional shares will be issued. The eSAFETYWORLD certificates that you currently hold will continue to represent your investment in eSAFETYWORLD. Shares of StockGame will trade on the Over-the-Counter Bulletin Board ("OTCBB") as soon as possible after the effective date the shares are distributed to you. The proposed symbol for StockGame will be "STGM." Shares of eSAFETYWORLD will continue to trade onthe Nasdaq under the symbol "SFTY." Detailed information on StockGame and the distribution plan is contained in the accompanying document, which we suggest that you read for information purposes.

The Board believes the distribution will increase the value of StockGame
common stock and   provide potential value to eSAFETYWORLD stockholders.



             Sincerely,
             Edward A. Heil R. Bret Jenkins
             President and Chief Financial Officer
             Chief Executive Officer eSAFETYWORLD, Inc.




                         eSAFETYWORLD, Inc.

                   [STOCKGAME COMPANY  LETTERHEAD]



DEAR NEW STOCKGAME CORPORATION STOCKHOLDER:


Welcome as a new stockholder of  The StockGame Company.

The enclosed information provides important details about our company. We urge you to read it arefully and to follow our progress closely. We welcome
your support and   questions.  Please feel free to contact me at any time at
our corporate offices.



                             Sincerely,
                        THE STOCKGAME COMPANY
                         John C. Dello-Iacono
                              President